================================================================================

                       J.G. WENTWORTH RECEIVABLES III LLC
                                  as the Issuer


                         J.G. WENTWORTH & COMPANY, INC.
                         as the Initial Master Servicer

                                       and

                         PNC BANK, NATIONAL ASSOCIATION
                                 as the Trustee





                           MASTER TRUST INDENTURE AND
                               SECURITY AGREEMENT



                         Dated as of September 30, 1997




================================================================================

                                Table of Contents

Section                                                                                                     Page
-------                                                                                                     ----
                                    ARTICLE I
                                   DEFINITIONS

    SECTION 1.01.  Definitions...............................................................................  2
    SECTION 1.02.  Other Definitional Provisions............................................................. 21
    SECTION 1.03.  Incorporation by Reference to Trust Indenture Act......................................... 21
    SECTION 1.04.  Acts of Noteholders....................................................................... 22
    SECTION 1.05.  Conflict with Trust Indenture Act......................................................... 22
    SECTION 1.06.  Benefits of Indenture..................................................................... 23
    SECTION 1.07.  Incorporation of Recitals................................................................. 23


                              ARTICLE II
              GRANT OF SECURITY INTEREST IN RECEIVABLES;
                      ORIGINAL ISSUANCE OF NOTES

    SECTION 2.01.  Grant of Security Interest in Assets; No Assumption of Obligations
                     Related to Receivables; Certain Matters Regarding the Grant............................. 23
    SECTION 2.02.  Acceptance by Trustee..................................................................... 24
    SECTION 2.03.  Representations and Warranties of the Issuer.............................................. 24
         (a)       Organization and Good Standing............................................................ 24
         (b)       Due Qualification......................................................................... 24
         (c)       Due Authorization; Conflicts.............................................................. 25
         (d)       Consents.................................................................................. 25
         (e)       Enforceability............................................................................ 25
         (f)       Proceedings............................................................................... 25
         (g)       Compliance with Laws, Etc................................................................. 25
         (h)       Margin Regulations........................................................................ 25
         (i)       Locations................................................................................. 25
         (j)       LockBox Banks............................................................................. 26
         (k)       ERISA Matters............................................................................. 26
         (l)       ProForma Balance Sheet.................................................................... 26
         (m)       Taxes..................................................................................... 26
         (n)       Other Agreements.......................................................................... 26
         (o)       Accuracy of Information................................................................... 26
         (p)       Investment Company Act Matters............................................................ 27
         (q)       Title to Property......................................................................... 27
         (r)       Tradenames................................................................................ 27
         (s)       Subsidiaries.............................................................................. 27
         (t)       Solvency.................................................................................. 27
         (u)       Valid Transfer and Valid Grant............................................................ 27

Section                                                                                                     Page
-------                                                                                                     ----

         (v)       No Claim or Interest...................................................................... 27
         (w)       Offering of Notes......................................................................... 27
         (x)       Originator Receivables.................................................................... 28
    SECTION 2.04.  [Reserved]................................................................................ 28
    SECTION 2.05.  Affirmative Covenants of the Issuer....................................................... 28
         (a)       Compliance with Law....................................................................... 28
         (b)       Preservation of Existence................................................................. 28
         (c)       Inspection of Books and Records........................................................... 28
         (d)       Keeping of Records and Books of Account................................................... 28
         (e)       Location of Records....................................................................... 29
         (f)       Maintenance of Separate Members........................................................... 29
         (g)       Issuer Purchase Agreement and Seller Purchase Agreement................................... 29
         (h)       Payment of Taxes, Etc..................................................................... 29
         (i)       Reporting Requirements.................................................................... 29
         (j)       Acquisition of Receivables from the Seller................................................ 30
         (k)       Collections............................................................................... 31
         (l)       Computer Services......................................................................... 31
         (m)       ERISA..................................................................................... 31
         (n)       Accounting for Transfers.................................................................. 32
         (o)       Fidelity Insurance........................................................................ 32
         (p)       Confidentiality of Settlement Agreements.................................................. 32
    SECTION 2.06.  Negative Covenants of the Issuer.........................................................  32
         (a)       No Liens.................................................................................. 32
         (b)       Activities of the Issuer.................................................................. 33
         (c)       Indebtedness.............................................................................. 33
         (d)       Guarantees................................................................................ 33
         (e)       Investments............................................................................... 33
         (f)       Extension or Amendment of Receivables..................................................... 33
         (g)       Change in Credit Policy Manual............................................................ 34
         (h)       Deposits to LockBox Accounts or the Master Collection Account;
                   Deposits to Series Collection Accounts.................................................... 35
         (i)       Receivables Not To Be Evidenced by Promissory Notes....................................... 35
         (j)       Change in Name or Jurisdiction of Organization............................................ 35
         (k)       Issuer Purchase Agreement................................................................. 35
         (l)       Organizational Documents.................................................................. 36
         (m)       Maintenance of Separate Existence......................................................... 36
         (n)       Merger and Other Transactions............................................................. 38
         (o)       Transactions with Affiliates.............................................................. 38
         (p)       Change in LockBox Accounts and Instructions to Obligors................................... 38
         (q)       Classification Election................................................................... 39
         (r)       Ownership of Issuer....................................................................... 39

Section                                                                                                     Page
-------                                                                                                     ----

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

    SECTION 3.01  Acceptance of Appointment and Other Matters Relating
                    to the Master Servicer................................................................... 39
    SECTION 3.02  Servicing Compensation..................................................................... 41
    SECTION 3.03  Representations and Warranties of Each Master Servicer..................................... 41
             (a)  Organization and Good Standing............................................................. 41
             (b)  Due Qualification.......................................................................... 41
             (c)  Due Authorization.......................................................................... 41
             (d)  Binding Obligation......................................................................... 41
             (e)  No Conflict................................................................................ 41
             (f)  No Proceedings............................................................................. 42
             (g)  No Consents................................................................................ 42
             (h)  Information................................................................................ 42
    SECTION 3.04  Covenants of the Master Servicer........................................................... 42
             (a)  Change in Accounts......................................................................... 42
             (b)  Collections................................................................................ 43
             (c)  Preservation of Existence; Compliance with Requirements of Law............................. 43
             (d)  Extension or Amendment of Receivables...................................................... 43
             (e)  Protection of Noteholders' Rights.......................................................... 43
             (f)  Deposits to LockBox Accounts or Collection Account......................................... 43
             (g)  Receivables Not To Be Evidenced by Promissory Notes........................................ 44
             (h)  Reporting Requirements..................................................................... 44
             (i)  Inspection of Books and Records............................................................ 44
             (j)  Fidelity Insurance......................................................................... 45
             (k)  Transactions With the Issuer............................................................... 45
    SECTION 3.05  Reports and Records for the Trustee........................................................ 45
             (a)  Daily Report............................................................................... 45
             (b)  Monthly Report............................................................................. 45
             (c)  Monthly Reconciliations.................................................................... 45
    SECTION 3.06  Servicing Report of Independent Public Accountants......................................... 46
    SECTION 3.07  Notices to Wentworth and the Issuer........................................................ 46
    SECTION 3.08  Adjustments................................................................................ 46

                                   ARTICLE IV
                            RIGHTS OF NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

    SECTION 4.01  Rights of Noteholders...................................................................... 47
    SECTION 4.02  Establishment of the Master Collection Account and
                     the LockBox Accounts.................................................................... 47


Section                                                                                                     Page
-------                                                                                                     ----

    SECTION 4.03  Establishment of the Trustee's Account..................................................... 49
    SECTION 4.04  Other Payments............................................................................. 49

                                    ARTICLE V
                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

    ......................................................................................................... 50

                                   ARTICLE VI
                                    THE NOTES

    SECTION 6.01  The Notes.................................................................................. 50
    SECTION 6.02  Authentication of Notes.................................................................... 50
    SECTION 6.03  Registration of Transfer and Exchange Notes................................................ 51
    SECTION 6.04  Mutilated, Destroyed, Lost or Stolen Notes................................................  52
    SECTION 6.05  Persons Deemed Owners.....................................................................  52
    SECTION 6.06  Appointment of Paying Agent...............................................................  53
    SECTION 6.07  Access to List of Noteholders' Names and Addresses......................................... 53
    SECTION 6.08  Authenticating Agent....................................................................... 54
    SECTION 6.09  New Issuances.............................................................................. 55
    SECTION 6.10  Transfer of Notes.......................................................................... 57


                                   ARTICLE VII
                      OTHER MATTERS RELATING TO THE ISSUER

    SECTION 7.01  Obligations Not Assignable................................................................. 58
    SECTION 7.02  Limitations on Liability................................................................... 58
    SECTION 7.03  Indemnification by the Issuer.............................................................. 58


                                  ARTICLE VIII
           OTHER MATTERS RELATING TO THE APPLICABLE MASTER SERVICERS

    SECTION 8.01  Liability of Each Applicable Master Servicer............................................... 58
    SECTION 8.02  Merger or Consolidation of, or Assumption of the Obligations of,
                        any Applicable Master Servicer....................................................... 58
    SECTION 8.03  Limitations on Liability................................................................... 59
    SECTION 8.04  Indemnification by Master Servicers........................................................ 59
    SECTION 8.05  Master Servicer Not to Resign.............................................................. 60
    SECTION 8.06  Examination of Records..................................................................... 60


Section                                                                                                     Page
-------                                                                                                     ----

                                   ARTICLE IX
                                EVENTS OF DEFAULT

    SECTION 9.01  Events of Default.......................................................................... 60
    SECTION 9.02  Additional Rights Upon the Occurrence of any Event of Default.............................. 61
    SECTION 9.03  Certain Specific Rights Upon the Occurrence of an Insolvency Event......................... 61

                               ARTICLE X
                           SERVICER DEFAULTS

    SECTION 10.01 Servicer Defaults.......................................................................... 62
    SECTION 10.02 Trustee to Act; Appointment of Successor................................................... 63
    SECTION 10.03 Notification to Noteholders................................................................ 64


                              ARTICLE XI
                              THE TRUSTEE

    SECTION 11.01 Duties of Trustee.......................................................................... 64
    SECTION 11.02 Certain Matters Affecting the Trustee...................................................... 66
    SECTION 11.03 Trustee Not Liable for Recitals in Notes................................................... 67
    SECTION 11.04 Compensation; Trustee's Expenses........................................................... 67
    SECTION 11.05 Eligibility Requirements for Trustee....................................................... 68
    SECTION 11.06 Resignation or Removal of Trustee.......................................................... 68
    SECTION 11.07 Successor Trustee.......................................................................... 69
    SECTION 11.08 Merger or Consolidation of Trustee......................................................... 69
    SECTION 11.09 Appointment of CoTrustee or Separate Trustee............................................... 69
    SECTION 11.10 Tax Returns................................................................................ 70
    SECTION 11.11 Trustee May Enforce Claims Without Possession of Notes..................................... 71
    SECTION 11.12 Suits for Enforcement...................................................................... 71
    SECTION 11.13 Rights of Noteholders to Direct Trustee.................................................... 71
    SECTION 11.14 Representations and Warranties of Trustee.................................................. 72
    SECTION 11.15 Maintenance of Office or Agency............................................................ 72
    SECTION 11.16 Trustee May Own Notes...................................................................... 72


                              ARTICLE XII
                      SATISFACTION AND DISCHARGE

    SECTION 12.01 Satisfaction and Discharge of the Indenture................................................ 72
    SECTION 12.02 Final Distribution......................................................................... 73
    SECTION 12.03 Release of Liens........................................................................... 73

Section                                                                                                     Page
-------                                                                                                     ----

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS
    SECTION 13.01 Amendment; Waiver of Default Events........................................................ 73
    SECTION 13.02 Protection of Right, Title and Interest to Pledged Assets.................................. 75
    SECTION 13.03 Limitation on Rights of Noteholders........................................................ 76
    SECTION 13.04 Governing Law; Jurisdiction; Consent to Service of Process................................. 76
          (a)   Governing Law................................................................................ 76
          (b)   Jurisdiction................................................................................. 76
          (c)   Consent to Service of Process................................................................ 77
    SECTION 13.05 Notices; Payments.......................................................................... 77
    SECTION 13.06 Assignment of the Issuer Purchase Agreement................................................ 77
    SECTION 13.07 Severability of Provisions................................................................. 78
    SECTION 13.08 Assignment................................................................................  78
    SECTION 13.09 [Reserved]................................................................................  78
    SECTION 13.10 Further Assurances........................................................................  78
    SECTION 13.11 Nonpetition Covenant....................................................................... 78
    SECTION 13.12 No Waiver; Cumulative Remedies............................................................. 79
    SECTION 13.13 Counterparts............................................................................... 79
    SECTION 13.14 Third Party Beneficiaries.................................................................. 79
    SECTION 13.15 Actions by Noteholders..................................................................... 79
    SECTION 13.16 Merger and Integration..................................................................... 79
    SECTION 13.17 Headings................................................................................... 79
    SECTION 13.18 [Reserved]................................................................................. 79
    SECTION 13.19 Tax and Usury Treatment.................................................................... 79
    SECTION 13.20 Liability of the Issuer.................................................................... 80
    SECTION 13.21 Offers to Purchase Notes................................................................... 80

SCHEDULES
---------

Schedule I        Credit Policy Manual
Schedule II       Issuer's Chief Executive Office and Location of Records
Schedule III      Lock-Box Banks and Lock-Box Accounts
Schedule IV       Required Contents of a Receivables Package
Schedule V        Eligible Receivables Purchase Procedures
Schedule VI       ERISA Matters




EXHIBITS
--------

Exhibit A                  Form of Settlement Purchase Agreements
Exhibit B                  Form of Lock-Box Notice

     MASTER TRUST INDENTURE AND SECURITY AGREEMENT, dated as of September 30, 1997, among J.G. WENTWORTH RECEIVABLES III LLC, a Delaware limited liability company as the Issuer, J.G. WENTWORTH & COMPANY, INC., a Pennsylvania corporation, as the Initial Master Servicer, and PNC BANK, NATIONAL ASSOCIATION, as the Trustee.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and each Series Enhancer (as defined below) to the extent provided herein and in any
Supplement:


                             RECITALS OF THE ISSUER

     The Issuer has duly authorized the creation and issuance of each Series of Notes, each Series to be of substantially the tenor and amount set forth herein and in the respective Supplement relating to each such Series of Notes. In order to provide for the foregoing, the Issuer has duly authorized the execution and delivery of this Indenture.

     The Notes shall each be limited recourse obligations of the Issuer and shall be secured solely by and paid solely from the Noteholders' respective allocable shares of the Pledged Assets as set forth herein. If and to the extent that such allocable share is insufficient to pay all amounts owing with respect to such Notes, then, except as otherwise expressly provided hereunder, the Noteholders of such Notes shall have no claim in respect of such insufficiency against the Issuer or any of its other assets or properties (including, without limitation, any Pledged Assets allocable to any other Notes in accordance with the terms hereof), and the Noteholders, by their acceptance of the Notes, hereby waive any such claim.

     All things necessary to (a) make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Issuer, in consideration of the premises herein contained and of the purchase of the Notes by the Noteholders, and for other good and lawful consideration, the receipt of which is hereby acknowledged, will, pursuant to each Supplement, in order to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture and in the respective Supplement, the payment of the Notes issued pursuant to such Supplement, the payment of all other amounts due under or in connection with such Notes or with this Indenture, and the performance and observance of all of the covenants and conditions contained herein or in such Notes, from time to time grant a security interest, in each case, in and unto the Trustee, its successors and assigns and its or their assigns forever, for the benefit of the Noteholders of the specific Series of Notes issued pursuant to such Supplement all and singular in the property hereinafter described, to wit:

     All of the Issuer's right, title and interest in, to and under, (i) each Receivable set forth on the List of Receivables delivered by the Issuer to the Trustee on or before each Series

Closing Date or Subsequent Funding Date in connection with the issuance of such Notes, (ii) all Related Property relating to such Receivables, (iii) all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivables on or after the applicable Series Cut-Off Date for the Series to which such Receivables are allocated, and (iv) all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the security interest in such Receivables) of any of the foregoing. Such property described in the preceding sentence, together with all monies allocable to such Series from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds allocable to such Series on deposit in, any Lock-Box Account, the Master Collection Account, the applicable Series Collection Account, the applicable Series Payment Account, any other applicable Series Account for such Series and the Trustee's Account, shall constitute the "Series Pledged Assets" and the Series Pledged Assets for all Series shall be referred to collectively as the "Pledged Assets".

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Notes are to be issued, countersigned and delivered and that all of the Pledged Assets are to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer and each Applicable Master Servicer, in each case, for itself and its successors, does hereby covenant and agree to and with the Trustee and each of the foregoing's respective successors in said trust, for the benefit of those who shall hold the Notes, or any of them, as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     "Act of Noteholders" has the meaning specified in Section 1.04.

     "Affiliate" shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified

Person; provided, that for purposes of this Agreement when used with respect to Wentworth or any of its direct or indirect subsidiaries or Affiliates, any limited partners of such Persons (other than ING Capital or any of its Affiliates) shall also be deemed "Affiliates" of any such Person. For the purposes of this definition, "control" when used with reference to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliated Entity" means any of Wentworth, any of its direct or indirect subsidiaries or any Affiliate of any of the foregoing.

     "Aggregate Discounted Receivables Balance" shall mean, with respect to any designated group of Receivables at any time, the sum at such time of the respective Discounted Receivables Balances of such Receivables.

     "Aggregate Principal Balance" shall mean, with respect to any designated group of Notes, the sum at such time of the respective Principal Balances of such Notes.

     "Agreement" or "Indenture" shall mean this Master Trust Indenture and Security Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

     "Agreement of Limited Partnership" shall mean the Agreement of Limited Partnership of J.G. Wentworth S.S.C. Limited Partnership dated as of August 25, 1995 among James Delaney, Gary Veloric, Michael Goodman, ING Capital (as successor by assignment to ING Baring (U.S.) Capital Markets, Inc., formerly known as Internationale Nederlanden (U.S.) Capital Markets, Inc.), Stone International, LLC, and the General Partner, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Amortization Date" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Amortization Period" shall mean, with reference to any Series, unless otherwise specified in the related Supplement, the period beginning on the Amortization Date with respect to such Series, and ending upon the Collection Date with respect to such Series; provided, however, that if, at any time after the payment that would have otherwise resulted in the end of the Amortization Period for any Series, such payment is rescinded or must otherwise be returned for any reason, then effective upon such rescission or return the Amortization Period shall automatically be deemed not to have occurred until all such rescinded or returned amounts are subsequently paid in full.

     "Annuity Contract" shall mean an annuity contract issued by an Annuity Provider to fund the obligations of an Obligor under a Settlement Agreement,

including, without limitation, a Qualified Annuity Contract.

     "Annuity Provider" shall mean the issuer of any Annuity Contract, including any Qualified Annuity Contract.

     "Applicable Master Servicer" shall mean, with reference to any Series, the Person then acting in the capacity as Master Servicer with respect thereto at such time. Unless otherwise designated in or pursuant to any Supplement, the Initial Master Servicer for each Series shall be Wentworth.

     "Applicable Series Collection Account" shall mean, with reference to any Series, the Series Collection Account for such Series.

     "Assignee" shall mean the Person to which the obligations to make payments under a Settlement Agreement have been assigned pursuant to an Assignment and shall include, without limitation, a Qualified Assignee.

     "Assignment" shall mean an assignment of the obligations to make payments under a Settlement to an Assignee, including, without limitation, a Qualified Assignment.

     "Available Issuer Funds" shall mean at any time all cash of the Issuer to the extent fully distributable by the Issuer at the Issuer's discretion.

     "Back-up Servicer" shall mean Electronic Data Systems Corporation or any successor thereto as Back-up Servicer under the Back-up Servicing Agreement.

     "Back-up Servicing Agreement" shall mean that certain Back-up Servicing Agreement dated as of June 6, 1997 among PNC and the Back-up Servicer, as amended by that certain Amendment No. 1 of even date herewith as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York or Wilmington, DE or Philadelphia, Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that as it relates to any specific Series, the term "Business Day" may have such other meaning, if any, as may be specified in the related Supplement.

     "Class" shall mean, with respect to any Series, any class of Notes designated pursuant to the Supplement relating to that Series.

     "Claimant" shall mean the Person (or such Person's heir) entitled to receive the Settlement under the terms of the Settlement Agreement.

     "Closing Date" shall mean September 30, 1997.

     "Collateral Trustee" shall mean the Person serving in such capacity under the Intercreditor Agreement (not individually but solely in its capacity as Collateral Trustee); provided, that in any event, the Trustee and the Collateral Trustee shall at all times be the same Person. The initial Collateral Trustee shall be PNC Bank, National Association.

     "Collection Date" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Collection Period" shall mean, with respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

     "Collections" shall mean (a) all cash payments by or on behalf of the Obligors (including, without limitation, pursuant to any Annuity Contract) deposited to any Lock-Box

Account, the Master Collection Account or any applicable Series Collection Account, or received by the Applicable Master Servicer or the Issuer, in respect of Receivables or Related Property in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment (including, without limitation, from the Issuer in connection with any repurchase of such Receivable pursuant to Sections 2.06(f)(iii) or (iv)) and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections as a result of the investment thereof pursuant to Section 4.02; provided, however, that the Noteholders of each Series shall be entitled to receive payments only out of those Collections relating to the Receivables allocated to such Series and the Holders of such Series shall have no rights to, or recourse against, the Collections in respect of any other Receivables. Any amounts paid by any Series Enhancer in reduction of the principal amount of any Note of such Series, any interest thereon or any other amount in connection therewith shall not constitute Collections.

     "Commutable Settlement" shall have the meaning specified in Section
2.06(f).

     "Company" shall mean J.G. Wentworth S.S.C. Limited Partnership, a Delaware limited partnership.

     "Control Party" shall mean, with reference to any Series, the Person or Persons designated as such in the related Supplement.

     "Corporate Trust Office" shall have the meaning specified in Section 11.15.

     "Credit Policy Manual" shall mean the credit and collection policies and practices of the Company, including, without limitation, those described in
Schedule I hereto, in effect on the date hereof, relating to Receivables, as modified from time to time in compliance with Section 2.06(g).


     "Daily Report" shall mean, with respect to any Business Day and any Series, a report prepared by a Servicing Officer of the Applicable Master Servicer for such Business Day, and acknowledged by the Seller in writing, as of the end of the immediately preceding Business Day in substantially the form set forth in the related Supplement.

     "Defaulted Receivable" shall mean, unless otherwise specified in the Supplement exclusively with respect to the related Series designated thereunder, a Receivable with respect to which:

          (a) any Scheduled Payment (or any portion thereof) due thereunder has been or should have been deemed to be uncollectible by the Applicable Master Servicer or the Trustee in accordance with the Credit Policy Manual; provided, however, that only such portion of such Receivable that has been or should have been so deemed uncollectible shall constitute a Defaulted Receivable pursuant to this clause (a);

          (b) the Trustee does not have a first priority perfected security interest, free and clear of any Liens;

          (c) the related Annuity Provider has become or has been deemed insolvent, and either (x) its liquidation or rehabilitation plan has caused the stated amount of the Scheduled Payments due in respect of the related Annuity Contract to be reduced, delayed or otherwise modified, (y) a liquidation or rehabilitation plan providing for the full payment of the related Annuity Contract has been adopted and approved by the applicable court but such order remains subject to appeal, or (z) no rehabilitation or reorganization plan dealing with payment of the related Annuity Contracts has yet been adopted and approved by the applicable court; provided, that in the case of clause (y) or (z) above, to the extent that such court has entered an order authorizing or requiring the continued payment in full of the Scheduled Payments owing by such Annuity Provider under the related Annuity Contract in accordance with the terms thereof pending the entry and approval of such a plan or such a plan becoming final, then such Receivables shall not be deemed to be Defaulted Receivables pursuant to this clause (c); and provided, further, that only such portion of such Receivable which is so reduced, delayed or otherwise modified shall be deemed to be a Defaulted Receivable pursuant to this clause (c);

          (d) any Scheduled Payment (or any portion thereof) is more than 90 days past due;

          (e) any Scheduled Payment (or any portion thereof) has been diverted by the Claimant or any other Person and such diverted payment has not been returned to the Issuer within 15 days after such diversion; or

          (f) any Person other than the Trustee obtains an interest in all or any portion of the Scheduled Payments to be made thereunder; provided, that only such portion of such Scheduled Payment which is so encumbered (and only for so long as so encumbered) shall be deemed to be a Defaulted

     Receivable pursuant to this clause (f); and provided, further, that this clause (f) shall not be deemed to include any interest of any such other Person in any Scheduled Payment (or portion thereof) to the extent constituting (i) any Split Payment obligation owing to any Claimant with respect thereto, (ii) any security interest under the Revolving Credit Facility covering such Scheduled Payments to the extent that the Intercreditor Agreement remains in full force and effect with respect thereto, or (iii) any Lien granted by, or imposed against, any of the Noteholders, the Trustee or the Collateral Trustee covering such Settlement Payment;

it being understood and agreed, that a Receivable that was a Defaulted Receivable may thereafter cease to be deemed a Defaulted Receivable upon the cure of the circumstances that rendered such Receivable to be a Defaulted Receivable (such Receivable shall be deemed to have been "Rehabilitated"); provided, that in the case of a Receivable deemed to be a Defaulted Receivable pursuant to clause (e) above, such Receivable shall only be deemed Rehabilitated if either (a) an order of garnishment requiring such Annuity Provider to make payment on the related Annuity Contract directly to a Lock-Box Account (or a related lock-box) for the account of the Issuer or the Company (which shall receive such money in trust for the Issuer) shall have been obtained and served upon the applicable Annuity Provider and thereafter either (x) a Scheduled Payment thereunder shall have been received from such Annuity Provider in such Lock-Box Account (or the related lock-box) or (y) if no Scheduled Payment was required to be made prior to such time, the related Annuity Provider has neither filed an appeal in respect of such garnishment order (and the time for doing so shall have expired), nor filed an action to vacate such garnishment prior to the expiration of the time to file such appeal, or (b) following any such diversion of payments, the Issuer shall have received three consecutive Scheduled Payments in respect of such Receivable (in each case, on or not later than 90 days after the scheduled date therefor); and provided, further, that any Defaulted Receivable (other than pursuant to clause (e) of this definition) which has been compromised, extended or otherwise modified as permitted hereunder shall be deemed to be Rehabilitated hereunder as so compromised, extended or otherwise modified to the extent that the Issuer shall have received at least two consecutive Scheduled Payments (as so modified) in respect of such Receivable (in each case, on or before the 90th day after the scheduled date therefor); and it being further agreed that in any event no Receivable may be Rehabilitated more than one time.

     "Deposit Date" shall mean each Business Day on which any Collections are initially deposited in any Lock-Box Account, the Master Collection Account or any applicable Series Collection Account, whichever occurs first.

     "Discount Rate" shall mean, with reference to any Series, the per annum rate specified as such in the related Supplement.


     "Discounted Receivables Balance" shall mean, with respect to any Receivable at any time, the present value at such time of the Scheduled Payments (net of the Split Payment obligations associated therewith) included as a Receivable discounted at the applicable Discount Rate.

     "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

     "Eligible Institution" shall mean a commercial bank organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) is a member of the FDIC, has a combined capital and surplus of at least $500,000,000 and (ii) has a certificate of deposit rating or long-term unsecured senior debt rating of at least "A" (or the equivalent thereof) by at least two of S&P, Moody's, Duff & Phelps and Fitch; provided, however, that a commercial bank which does not satisfy the requirements set forth in clause (ii) shall nonetheless be deemed to be an Eligible Institution for purposes of holding any Trust Account or any other account so long as such commercial bank is a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. (section)9.10(b) and such account is maintained as a segregated trust account with the corporate trust department of such bank.

     "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of and obligations fully guaranteed as to timely payment by, the full faith and credit of the United States of America or any agency or instrumentality thereof;

          (b) demand and time deposits in, certificates of deposit of, and federal funds sold by, depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Issuer's investment or contractual commitment to invest therein, a short-term unsecured debt rating of "P-1" or better by Moody's and, if rated by Duff & Phelps, "D-1" or better by Duff & Phelps;

          (c) commercial paper having, at the time of the Issuer's investment or contractual commitment to invest therein, a rating of "P-1" or better by Moody's and, if rated by Duff & Phelps, "D-1" or better by Duff & Phelps; or


          (d) readily marketable investments in money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities Exchange Commission under the Investment Company Act) or in mutual funds having as their sole investments any of the investments described in the foregoing clauses (a), (b) and (c), are rated "Aaa" or better by Moody's and, if rated by Duff & Phelps, "AAA" or better by Duff & Phelps, and which seek to maintain a constant net asset value (including funds for which the Trustee or any of its affiliates acts as an investment advisor or manager).

     "Eligible Master Servicer" shall mean Wentworth, the Back-up Servicer, the Trustee, or any other operating entity which, at the time of its appointment as Master Servicer, (a) is servicing a portfolio of receivables having similar attributes as the Receivables, (b) is legally qualified and has the capacity to service the Receivables, and (c) is approved by the Control Party for each Series for which it shall be acting as Master Servicer, as having demonstrated the ability to professionally and competently service a portfolio of receivables of a nature similar to the Receivables in accordance with high standards of skill and care.

     "Eligible Receivable" shall mean, with reference to any Series, those Series Receivables meeting the criteria therefor set forth in the related Supplement.

     "Eligible Receivable Purchase Procedures" shall mean those procedures set forth on Schedule V.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     "ERISA Affiliate" shall mean with respect to any Person, at any time, such trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or any of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

     "Event of Default" shall mean, with respect to any Series, (a) any event described in clause (a) or (b) of Section 9.01, and (b) any Series Event of Default with respect to such Series, but only to the extent giving rise to an Event of Default with respect to such Series pursuant to the terms of the applicable Supplement.

     "FDIC" shall mean the Federal Deposit Insurance corporation or any successor.

     "Foreign Person" shall mean any Person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code.


     "GAAP" shall mean generally accepted accounting principles as are in effect from time to time in the United States of America and applied on a consistent basis.

     "General Partner" shall mean the Person or Persons then acting as General Partner of the Company. As of the date hereof, the "General Partner" is J.G. Wentworth Structured Settlement Funding Corporation.

     "Governmental Authority" shall mean any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

     "Granting Clause" means the provisions of this Agreement and/or the applicable Supplement effecting the grant by the Issuer to the Trustee of a security interest in the Pledged Assets as described in the Recitals hereto.

     "Grantors" shall mean the "Grantors" under (and as such term is defined in) the Intercreditor Agreement.

     "Holder" shall mean a Noteholder.

     "Indebtedness" shall mean, with respect to any Person, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes, trust certificates or other similar instruments (in each case, other than the Notes), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for (a) trade and other similar accounts payable and accrued expenses arising in the ordinary course of business and (b) employee compensation and pension obligations and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with GAAP; (v) all indebtedness or obligations (other than under this Agreement) which would constitute Indebtedness under the other provisions of this definition which are secured by a Lien on the assets of such Person, whether such Person has assumed the obligation to pay such indebtedness or obligation, and (vi) all obligations of such Person under any direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the types which would constitute Indebtedness under the other provisions of this definition.

     "Initial Master Servicer" shall mean Wentworth in its capacity as the initial Master Servicer hereunder.

     "ING Capital" shall mean ING (U.S.) Capital Corporation, and its successors and assigns.


     "Insolvency Event" shall mean with respect to a specified Person, that:

          (a) such Person shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any corporate or partnership action authorizing the taking of any of the foregoing actions; or

          (b) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 30 days; or any of the actions sought in such petition or proceeding, including the entering of an order for relief in respect of such Person or the appointment of any trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial portion of such Person's property shall be granted or otherwise occur.

     "Intercreditor Agreement" shall mean that certain Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of September 30, 1997, among the Revolving Credit Facility Lenders, ING Capital, as agent for the Revolving Credit Facility Lenders, PNC Bank, National Association, as servicing agent for the Revolving Credit Facility Lenders and as trustee of the SSC Master Trust, the Trustee, J.G. Wentworth Receivables I LLC, the Issuer, the Seller, the Company, Wentworth, as Master Servicer and as "master servicer" for the SSC Master Trust and the Collateral Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, together with the rules and regulations promulgated thereunder, as amended from time to time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, together with the rules and regulations promulgated thereunder, as amended from time to time.

     "Investor Letter" shall mean, with respect to any Series, an Investor Letter under (and as such term is defined in) the related Supplement.


     "Issuer" shall mean J.G. Wentworth Receivables III LLC, a Delaware limited liability company.

     "Issuer Interest" shall have the meaning set forth in Section 4.01.

     "Issuer Purchase Agreement" shall mean that certain Purchase and Contribution Agreement, dated as of the Closing Date, between the Seller and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Issuer's Account" shall mean the checking account maintained by the Issuer for deposits by the Master Servicers, the Collateral Trustee, the Back-up Servicer or the Trustee in accordance with the Master Servicers' or the Back-up Servicer's instructions, as applicable pursuant hereto or to any applicable Supplement. The initial Issuer's Account shall be Account No.: 5600814676, maintained with PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801, or such other account as the Issuer may designate for such purpose from time to time, maintained at such bank as the Issuer may designate from time to time.

     "Issuer Split Payment Account" shall mean an account maintained by the Collateral Trustee with an Eligible Institution pursuant to Section 4.02 and into which Split Payments are to be deposited in accordance with the Daily Reports and Section 4.02(a). The Issuer Split Payment Account shall initially be Account No. 5600814684, established and maintained at PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

     "Life Insurance Carrier" shall mean any life insurance carrier issuing a Life Insurance Contract.

     "Life Insurance Contract" shall mean a life insurance contract covering the life of a Claimant for a term covering at least through the final Scheduled Payment to be made under any Non- Guaranteed Settlement or Commutable Settlement, if any, included as a Receivable.

     "List of Receivables" shall mean, with reference to any Series, a list of the Receivables pledged by the Issuer on any Series Closing Date or any Subsequent Funding Date specifying for each such Receivable the name of the Claimant, the Discounted Receivables Balance thereof, the name of the Annuity Provider making payments thereon, the Series that such Receivables support, and the Lock-Box Account to which Scheduled Payments thereunder are to be sent.

     "Lock-Box Account" shall have the meaning specified in Section 4.02(b).

     "Lock-Box Bank" shall have the meaning specified in Section 4.02(b).

     "Lock-Box Notice" shall have the meaning specified in Section 4.02(c).

     "Majority Control Parties" shall mean, the Control Parties for those outstanding Series, the Aggregate Principal Balance of the Notes of which represent, in the aggregate, 66 2/3% or more of the Aggregate Principal Balance of all Notes (exclusive of any Notes owned by any Affiliated Entity) of all Series outstanding at such time; provided that pursuant to any Supplement, the definition of Majority Control Parties may be modified to require the inclusion therein of the respective Control Party of such Series.

     "Majority Noteholders" shall have the meaning with reference to any Series as shall be specified in the related Supplement.

     "Master Collection Account" shall mean the segregated account established and maintained pursuant to Section 4.02(a), which account shall initially be Account No. 5600814035, established in the name of the Collateral Trustee, for the benefit of the Grantors under the Intercreditor Agreement, with PNC Bank, National Association at PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

     "Master Collection Account Bank" shall have the meaning specified in
Section 4.02(a) and shall initially be PNC Bank, National Association.

     "Master Servicer" initially shall mean Wentworth in its capacity as Master Servicer pursuant to this Agreement, and after any Service Transfer with respect to any Series, shall mean the Successor Servicer with respect to such Series, and "Master Servicers" shall mean all such Master Servicers.

     "Master Servicing Fees" shall mean, with reference to any Series, the fee payable to the Master Servicer for such Series pursuant to the related Supplement.

     "Material Adverse Effect" shall mean, with respect to any Person, the occurrence or existence of any event or condition which has a material adverse effect (v) on such Person's ability to perform under the Operative Documents,
(w) on the businesses, properties or condition (financial or otherwise) of such Person, (x) on the ability of the Trustee or the requisite Noteholders to enforce any of the Operative Documents, (y) on the rights of the Trustee, for the benefit of the Noteholders, in the Pledged Assets, or (z) with respect to any Series, on any material portion of the Series Receivables of such Series.

     "Monthly Report" shall mean, with respect to any Payment Date and any Series, a report prepared by a Servicing Officer for such Payment Date as of the end of the immediately preceding Collection Period in substantially the form set forth in the related Supplement.

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding six years by any Person or any ERISA Affiliate of such Person.

     "Non-Guaranteed Settlement" shall mean that portion of any Settlement in respect of which the Obligor's and/or the Annuity Provider's obligation to make any of the Scheduled Payments thereunder may be terminated by the death of the Claimant.

     "Note" shall mean any one of the Notes of any Series or Class executed by the Issuer, authenticated by the Trustee, and delivered by or on behalf of the Issuer pursuant hereto and the related Supplement, in substantially the form attached to such Supplement.

     "Note Rate" shall mean, with respect to any Series or Class, the note rate specified therefor in the related Supplement.

     "Note Registrar and Transfer Agent" shall have the meaning specified in
Section 6.03(a).

     "Note Register" shall have the meaning specified in Section 6.03(a).

     "Noteholder" shall mean the Person in whose name a Note is registered in the Note Register.

     "Noteholder Collections" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Notices" shall have the meaning specified in Section 13.05(a).

     "Obligor" shall mean, with respect to any Receivable, the Person or Persons obligated to make the Scheduled Payments with respect to the Settlement Agreement relating to such Receivable, including, without limitation, any Settlement Counterparty, any Assignee and/or any Life Insurance Carrier, but such term shall not include the applicable Annuity Provider with respect to such Settlement.

     "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the president, any vice president, the chief financial officer, the treasurer or controller of the Issuer, the Master Servicer, or the Back-up Servicer, as the case may be, and delivered to the Trustee.

     "Operative Documents" shall mean this Agreement, each Supplement, the Notes, the Issuer Purchase Agreement, the Seller Purchase Agreement, the Settlement Purchase Agreements, the Back-up Servicing Agreement, the Intercreditor Agreement, each certificate purchase agreement described in any Supplement, each agreement or instrument related to any Series Enhancement and the other agreements and instruments related to any of the foregoing or any other instruments, documents and/or agreements, if any, designated as such in any Supplement, but shall not include the Revolving Credit Agreement or any of the instruments, documents and agreements executed and/or delivered in connection therewith (other than the Intercreditor Agreement).

     "Opinion of Counsel" shall mean a written opinion of counsel, who, except as otherwise provided herein, may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

     "Order" shall mean a written direction or order executed by the Issuer and delivered to the Trustee.

     "Organizational Documents" shall mean the Issuer's Certificate of Formation and Limited Liability Company Agreement.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06.

     "Payment Date" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor).

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

     "Plan" shall mean, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

     "Plan Event" shall mean, with respect to any Person, (a) the imposition of an obligation of such Person or any of its ERISA Affiliates under Section 4041 of ERISA to provide any affected parties written notice of an intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the

Plan Liability Threshold, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such person from any Multiemployer Plan which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, and (g) any other event or condition which under ERISA or the Internal Revenue Code may reasonably be expected to constitute grounds for the imposition of a lien on the property of such Person in respect of any Plan or Multiemployer Plan.

     "Plan Liability Threshold" shall mean, with respect to any Person and its ERISA Affiliates, any liability of such Person and such ERISA Affiliates with respect to any Plan Event which when aggregated with all other liabilities of such Person and its ERISA Affiliates incurred as a result of any other Plan Events during the immediately preceding twelve month period, plus any unpaid liabilities of such Person and its ERISA Affiliates arising as a result of any Plan Events occurring at any other time, exceeds $1,000,000.

     "Pledged Assets" shall have the meaning specified in the Recitals.

     "Pooling and Servicing Agreement" shall mean that certain Pooling and Servicing Agreement, dated as of June 13, 1997, by and among J.G. Wentworth Receivables I LLC, a Delaware limited liability company as Seller, Wentworth as the initial master servicer and PNC Bank, National Association as trustee of the SSC Master Trust.

     "Potential Event of Default" means any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default or Series Event of Default.

     "Power of Attorney" shall mean an irrevocable power of attorney executed by a Claimant in favor of the Company (with full power of substitution at the election of the Company) pursuant to a Settlement Purchase Agreement, authorizing the Company (or any such substitute therefor) to act for and on behalf of the Claimant in connection with the enforcement of such Claimant's Settlement.

     "Principal Balance" shall mean, with respect to any Note at any time, the outstanding principal balance of such Note at such time; provided, that the Principal Balance of any Note shall only be reduced upon distribution of any amounts on account of the Principal thereof to or for the benefit of the Noteholder thereof on a Payment Date, and the Principal Balance of any Note shall be reinstated to the extent any such distribution (or any portion thereof) is rescinded or returned or such Noteholder is required to return or disgorge or returns or disgorges any such distribution (or any portion thereof) previously made to it.


     "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Series Receivables and other Series Pledged Assets for such Series; (c) the initial principal amount (or method for calculating such amount); (d) the Note Rate (or method for the determination thereof); (e) the payment date or dates and the date or dates from which interest shall accrue;
(f) the method for allocating Collections to Noteholders; (g) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (h) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Issuer or remarketed to other investors; (i) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; and (j) the Master Servicing Fees and Back-up Servicing Fees for such Series.

     "Prohibited State" shall mean any state defined in any Supplement as being a Prohibited State.

     "Purchase Price Note" shall mean any subordinated intercompany notes which may be issued under the Issuer Purchase Agreement on substantially the same terms as the subordinated intercompany notes issued by the Seller under the Seller Purchase Agreement.

     "Qualified Annuity Contract" shall mean an Annuity Contract which qualifies as a "qualified funding asset" under Section 130(d) of the Internal Revenue Code.

     "Qualified Assignee" shall mean the Person to which the obligations to make payments under a Settlement have been assigned pursuant to a Qualified Assignment.

     "Qualified Assignment" shall mean an assignment of the obligations to make payments under a Settlement which satisfies Section 130(c) of the Internal Revenue Code.

     "Rating Agency" shall mean each nationally recognized statistical rating organization selected by the Issuer to rate the Notes of any Series or Class.

     "Receivable" shall mean those Scheduled Payments (or portions thereof) due to a Claimant under a Settlement Agreement and the rights to which Scheduled Payments (or such portion thereof) have been transferred by such Claimant to the Company pursuant to a Settlement Purchase Agreement, by the Company to the Seller pursuant to the Seller Purchase Agreement and by the Seller to the Issuer pursuant to the Issuer Purchase Agreement and in which the Issuer has granted a security interest to the Trustee for the benefit of the Holders of a specific Series of Notes, whether such Scheduled Payments (or such portions thereof) constitute accounts, general intangibles, investment property, chattel paper, instruments, documents, securities, cash, or any other kind of property, and "Receivables" shall mean all such Receivables. Without limiting the foregoing in any way, it is understood and agreed that the Holders of Notes of any Series shall only have rights to, and recourse against, the Series Receivables relating to such Series and shall have no rights in, or recourse against, the Series Receivables relating to any other Series. Notwithstanding the foregoing, the term "Receivable" shall not include any Scheduled Payments received by the Claimant, the Company, the Seller or the Issuer prior to the applicable Series Cut-Off Date for the Series to which such Receivable is to be allocated.

     "Receivables Package" shall mean, with respect to any Receivable, the documents set forth on Schedule IV.

     "Record Date" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Records" means all Settlement Purchase Agreements and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Claimants.

     "Rehabilitated" shall have the meaning, with respect to any Receivable, specified in the definition of "Defaulted Receivable".

     "Rehabilitated Receivable" shall mean any Receivable that was a Defaulted Receivable but which has been Rehabilitated (and has not ever again become a Defaulted Receivable).

     "Related Property" means with respect to any Receivables of any Series: all of the Issuer's rights, title, interests, remedies, powers and privileges (a) under the Settlement Purchase Agreement pursuant to which such Receivable was purchased by the Company and under the related Power of Attorney, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, if any, whether pursuant to the Settlement Purchase Agreement related to such Receivable or otherwise, (c) under or pursuant to the Seller Purchase Agreement to the extent relating to such Series, (d) under or pursuant to the Issuer Purchase Agreement to the extent relating to such Series, (e) the rights of the Trustee under this Agreement and the Back-up Servicing Agreement, to the extent relating to such Series, (f) all Lock-Box Accounts, Lock-Boxes, Series Payment Accounts, and Series Collection Accounts relating to such Series or into which any Collections relating to such Series are deposited or concentrated; all monies and other items of payment therein relating to such Series; all monies and other items of payment relating to such Series on deposit from time to time in the Master Collection Account to the extent constituting Collections of Pledged Assets; and all Eligible Investments purchased with any such amounts and any investment income with respect thereto, (g) all Life Insurance Contracts relating to any Non-Guaranteed Settlements or Commutable Settlements, if any, included as a Series Receivable for such Series, (h) any interest rate hedging instruments or agreements entered into by the Issuer in connection with such Series, (i) other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts (including Annuity Contracts) or other credit support) from time to time supporting or securing payment of such Receivables whether pursuant to the Settlement Agreement, the Assignment, the Annuity Contract, the Settlement Purchase Agreement or any other agreement related to such Receivable or otherwise, (j) all UCC financing statements filed by the Company against the Claimants under such Receivables, by the Seller against the Company and by the Issuer against the Seller; (k) all Records and all other instruments and rights relating to such Receivables, (l) any other property designated as such for a specific Series pursuant to the related Supplement, and
(m) all products and proceeds of any of the foregoing.

     "Reportable Event" shall mean any of the events set forth in Section 4043 of ERISA.

     "Requirements of Law" shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

     "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the corporate trust department (or any successor department or group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to any other Person, any president, vice president, treasurer or any other officer of such Person customarily performing functions similar to those performed by the Persons who at the time shall be such officers.

     "Revolving Credit Agreement" shall have the meaning specified in the definition of "Revolving Credit Facility."

     "Revolving Credit Facility" shall mean the revolving credit facility provided to the Company pursuant to that certain Amended and Restated Credit Agreement dated as of February 11, 1997 as amended by an Amendment No. 1 and an Assignment and Assumption and Amendment No. 2, dated as of May 26, 1997 and September 30, 1997, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among the Seller (as the successor and assignee of the Company thereunder), the Revolving Credit Facility Lenders, ING Capital, as agent, and PNC Bank, National Association, as Servicing Agent, or any replacement or substitution facility therefor.

     "Revolving Credit Facility Lenders" shall mean those financial institutions from time to time providing credit or other financial accommodations to the Seller pursuant to the Revolving Credit Facility.

     "Revolving Period" shall have the meaning, if any, with reference to any Series, specified in the related Supplement.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies or its successor.

     "Scheduled Payments" shall mean, (i) when used with respect to any Settlement, those payments from time to time due to be paid by the Obligor or by an Annuity Provider, on behalf of the Obligor, to the Claimant pursuant to the terms of the related Settlement Agreement, and (ii) when used with respect to a Receivable, those payments described in the foregoing clause (i) (or portions thereof), the rights to receive which have been transferred to the Issuer.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Seller" shall mean J.G. Wentworth Receivables II LLC, a Delaware limited liability company.

     "Seller Purchase Agreement" shall mean that certain Purchase and Contribution Agreement dated as of September 30, 1997 between the Company and the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Series" shall mean any series of Notes established pursuant to a Supplement.

     "Series Accounts" shall mean, with reference to any Series, any bank accounts established for such Series and designated in the Supplement relating thereto as being "Series Accounts" for such Series, including, for and with respect to each Series (whether or not so specified in such Supplement), the Master Collection Account to the extent of any Collections of the Series Receivables of such Series or the Related Security relating thereto.

     "Series Allocable Collections" shall mean, with respect to any Series, the Collections of the Series Receivables for such Series and the Related Property relating thereto.

     "Series Closing Date" shall mean, with reference to any Series, the date specified as such in the related Supplement.

     "Series Collection Account" shall mean, with reference to any Series, the account designated as such in the related Supplement.

     "Series Collection Account Bank" shall mean, with reference to any Series, the bank at which the Series Collection account for such Series is maintained.


     "Series Cut-Off Date" shall mean, with reference to any Series, the date or dates specified as such in the related Supplement.

     "Series Determination Date" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Series Enhancement" shall mean the rights and benefits provided to the Issuer for the benefit of the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement. Without limiting the foregoing in any manner, only the Holders of Notes of the Series or Class of Series for which such Series Enhancement shall have been provided shall be entitled to the benefits thereof, and no Holders of any other Series or Class shall have any rights in or recourse to any such Series Enhancement.

     "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than the Noteholders of any Series or Class which is subordinated to another Series or Class.

     "Series Event of Default" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Series Payment Account" shall mean, with reference to any Series, the account designated as such in the related Supplement.

     "Series Pledged Assets" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Series Receivables" shall mean those Receivables specified on a List of Receivables in which the Issuer has granted a security interest to the Trustee pursuant to any Supplement for the benefit of the Holders of Notes of the Series designated therein.

     "Service Transfer" shall have the meaning specified in Section 10.01.

     "Servicer Default" shall have the meaning, with reference to any Series, specified in the related Supplement.

     "Servicing Officer" shall mean, with respect to any Master Servicer, any officer or other employee of such Master Servicer or other agent of such Master Servicer who in any case is involved in, or responsible for, the administration and servicing of the Series Receivables for the Series for which such Person acts as Master Servicer and whose name appears on a list of Servicing Officers furnished to the Trustee by such Master Servicer, as such list may from time to time be amended.


     "Settlement" shall mean the Scheduled Payments due or to become due under and in connection with, and all of the Claimant's other rights (but no obligations or liabilities) under, a Settlement Agreement, including payments under any Annuity Contract purchased by any Obligor to fund its obligations under such Settlement Agreement.

     "Settlement Agreement" shall mean a Settlement Agreement entered into between a Claimant and a Settlement Counterparty evidencing, among other things, the obligation of the Settlement Counterparty to make the Scheduled Payments to the Claimant thereunder as compensation by the Settlement Counterparty for a tort, injury or other claim.

     "Settlement Counterparty" shall mean the Person or Persons (including any Obligor) that entered into, and was originally obligated to make Scheduled Payments under, a Settlement Agreement with a Claimant.

     "Settlement Purchase Agreement" shall mean an agreement between the Company and a Claimant pursuant to which the Company agrees to purchase and the Claimant agrees to sell all or any portion of the Claimant's Settlement under a Settlement Agreement.

     "Split Payment" shall mean, with respect to any Settlement Purchase Agreement pursuant to which the Claimant has reserved an interest (which interest shall solely be in the form of an independent claim against the Company for payment to the Claimant of certain amounts upon, and to the extent of, receipt by the Company of the Scheduled Payments sold by the Claimant to the Company pursuant to such Settlement Purchase Agreement), the amount of such payment obligation (or portion thereof) payable by the Company to such Claimant from time to time pursuant to (and in accordance with) such Settlement Purchase Agreement and the Credit Policy Manual.

     "SSC Master Trust" shall mean that certain trust created pursuant to the Pooling and Servicing Agreement.

     "Subsequent Funding Date" shall mean, with reference to any Series, the date, if any, specified as such in the related Supplement.

     "Successor Servicer" shall have the meaning specified in Section 10.02(a).

     "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 6.09, and all amendments thereof and supplements thereto.

     "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of any Affiliated Entity to the effect that, (i) for federal income tax purposes and Pennsylvania and Delaware state income and franchise tax purposes (a) such action will not adversely affect the Tax Opinion Characterization of the Notes, (b) such action will not cause a taxable event to any Noteholder (other than the parties to such action), (c) without limiting the applicability of clauses (a), and (b) of this definition, in the case of the original issuance of Notes hereunder, the Notes of each Series and Class thereof will be properly characterized in accordance with the Tax Opinion Characterization, and (d) without limiting the applicability of clauses (a), (b) and (c) of this definition, in the case of a subsequent issuance pursuant to
Section 6.09(b), the Notes of each Series and Class issued in connection therewith will be properly characterized in accordance with the Tax Opinion Characterization and (ii) for federal income tax purposes and Delaware state income and franchise tax purposes, following any such action, the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation.

     "Tax Opinion Characterization" shall mean, with respect to the Notes of any Series or Class the characterization of such Notes as debt of the Issuer for Federal, Delaware and Pennsylvania income tax purposes.

     "Termination Notice" shall have the meaning specified in Section 10.01.

     "Transfer Date" shall have the meaning specified in Section 6.10.

     "Trust Account" shall mean any of the Master Collection Account, any Series Collection Account, any Lock-Box Account, any Series Payment Account, and any other bank accounts established and maintained for the benefit of the Issuer or any Series, and "Trust Accounts" shall mean all such accounts, collectively.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as in force on the Closing Date.

     "Trustee" shall mean PNC Bank, National Association, not in its individual capacity, but solely in its capacity as trustee on behalf of the Noteholders, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee" shall mean, with reference to any Series, the fee payable to the Trustee solely for its own account in respect of such Series pursuant to the related Supplement.

     "Trustee's Account" shall have the meaning specified in Section 4.03.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "U.S. Dollars" or "Dollars" means dollars of the United States of America.

     "Wentworth" shall mean J.G. Wentworth & Company, Inc., a Pennsylvania corporation.

     SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.


     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable, as in effect in the United States. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles as in effect in the applicable jurisdiction, the definitions contained herein shall control.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

     SECTION 1.03 Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer or any other obligor on the Notes, if any.

     All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act's reference to another statute or defined by Commission rule shall, in each case, have the meanings assigned to them therein.

     SECTION 1.04 Acts of Noteholders. (a) Any request, demand, authorization, direc tion, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Noteholders, or a specified percentage or number of Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, as herein provided, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of the Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Noteholder or the Noteholders of any Series of Notes shall bind every future holder of the same Note or Series of Notes and the holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 1.05 Conflict with Trust Indenture Act. None of the Notes issued under this Indenture are intended to be registered under the Securities Act and this Indenture is not intended to be qualified under the Trust Indenture Act. If, notwithstanding such intent, this Indenture at any time becomes or is required to become qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317. inclusive, of the Trust Indenture Act through the operation of
Section 318(c) thereof, such imposed duties shall control.

     SECTION 1.06 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto or thereto and their successors hereunder, any Paying Agent and the Noteholders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.07 Incorporation of Recitals. The Recitals of the Issuer set forth above in this Indenture are hereby incorporated by this reference hereto as if, and to the same extent that, such Recitals were contained in the body of this Indenture.


                                   ARTICLE II


                   GRANT OF SECURITY INTEREST IN RECEIVABLES;
                           ORIGINAL ISSUANCE OF NOTES

     SECTION 2.01. Grant of Security Interest in Assets; No Assumption of Obligations Related to Receivables; Certain Matters Regarding the Grant. Pursuant to each Supplement and in accordance with the Granting Clause hereof, the Issuer shall from time to time grant a first priority security interest in the Series Pledged Assets for the Series of Notes to be issued under such Supplement.

     (a) Other than the obligation of the Master Servicer and/or the Trustee to remit Split Payments to the Claimants pursuant hereto, the grant described in the Granting Clause shall not be deemed to constitute, nor is it intended to result in, a creation or an assumption by the Trustee or any Noteholder of any obligation of the Claimant, the Company, the Seller, the Issuer or any other Person in connection with the Receivables or under any Settlement Agreement, Settlement Purchase Agreement, Seller Purchase Agreement, Issuer Purchase Agreement or under any agreement or instrument relating to any of the foregoing, including, without limitation, any obligation to any Claimant. Each such grant, shall be made to the Trustee, on behalf of the Series for which it is made, and each reference in this Agreement to such grant, shall be construed accordingly. Without limiting the foregoing in any way, it is hereby expressly agreed by each Noteholder of each Series, by its acceptance of such Note, that it shall not have any interest in, or any rights to, any Series Pledged Assets for any other Series.

     (b) In connection with the grant to the Trustee as described in the Granting Clause, the Issuer agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Pledged Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the security interests granted hereunder and the ownership interests of the Issuer in the Receivables and the other Pledged Assets purchased from the Seller, and to deliver a file-stamped copy of each such financing statement or other document or other evidence of such filing to the Trustee on or prior to each Series Closing Date or, with respect to any security interest granted hereunder on a date other than a Series Closing Date or, in the case of any financing statement, continuation statement or other document filed by or on behalf of the Issuer after the Closing Date, promptly after the filing thereof. The

Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with the grant to the Trustee as described in the Granting Clause.

     (c) In connection with the grant to the Trustee as described in the Granting Clause, the Issuer further agrees, at its own expense, on or prior to any Series Closing Date to indicate in its files that the Receivables which are the subject of any such grant of a security interest in the related Supplement have been pledged to the Trustee in accordance with this Agreement for the benefit of the Noteholders of the related Series.

     (d) In connection with the grant to the Trustee of the security interest pursuant to each Supplement, the Applicable Master Servicer shall, on behalf of the Issuer, on or prior to the Closing Date, mark or cause to be marked, the master data processing records of the Seller evidencing the Receivables with the following legend:

           "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR
           CONTRIBUTED TO  J.G. WENTWORTH RECEIVABLES III LLC PURSUANT
           TO A PURCHASE AND CONTRIBUTION AGREEMENT, DATED SEPTEMBER
           30, 1997 AMONG J.G. WENTWORTH RECEIVABLES II LLC, AS THE SELLER, AND J.G. WENTWORTH RECEIVABLES III LLC, AS THE PURCHASER; AND
           A SECURITY INTEREST IN SUCH RECEIVABLES HAS BEEN FURTHER
           GRANTED TO PNC BANK, NATIONAL ASSOCIATION, AS TRUSTEE,
           PURSUANT TO THE SUPPLEMENT DATED _________ TO A MASTER
           TRUST INDENTURE AND SECURITY AGREEMENT DATED AS OF
           SEPTEMBER 30, 1997, AMONG J.G. WENTWORTH RECEIVABLES III LLC, J.G. WENTWORTH & COMPANY, INC., AS MASTER SERVICER, AND PNC BANK, NATIONAL ASSOCIATION, AS TRUSTEE."

     SECTION 2.02. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Noteholders of the security interest in all of the Pledged Assets and declares that it shall maintain such security interest, upon the trust herein set forth, for the benefit of the Noteholders of the Series in respect of which such security interest in such Pledged Assets was granted.

     SECTION 2.03. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants as of the date hereof and on each date hereafter until the satisfaction and discharge of this Indenture pursuant to Section 12.01, that:

     (a) Organization and Good Standing. The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under the Operative Documents, and to execute and deliver to the Trustee pursuant hereto the Notes.

     (b) Due Qualification. The Issuer is duly qualified to do business and is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals has, or could reasonably be expected to have, a Material Adverse Effect.

     (c) Due Authorization; Conflicts. The execution, delivery and performance by the Issuer of the Operative Documents are within the Issuer's powers, have been duly authorized by all necessary company and member action, and do not contravene (i) the Issuer's Organizational Documents, (ii) any law, rule, regulation, order, or decree binding on, or affecting, the Issuer and the violation of which has, or could reasonably be expected to have, a Material Adverse Effect, or (iii) any agreement, contract, indenture, mortgage, or other instrument, document or agreement to which the Issuer or any of its assets are subject or may be effected.

     (d) Consents. No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or other regulatory body is required to be made or obtained by the Issuer or the Company for the due execution, delivery and performance by the Issuer, or to insure the legality, validity, binding effect or enforceability of, the Operative Documents, except for the filing of UCC financing statements against the Seller and the Issuer in respect of the transactions contemplated herein all of which that need to be filed to perfect the ownership interest of the Issuer and the security interest of the Trustee, respectively, in the Pledged Assets (as comprised as of the date of the making or remaking of this representation and warranty) have been so made.

     (e) Enforceability. Each of the Operative Documents to which the Issuer is a party is and will be the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (f) Proceedings. There are no judgments or other judicial or administrative orders outstanding against the Issuer nor is there any pending or, to the best of the Issuer's knowledge, threatened action or proceeding affecting the Issuer before any court, governmental agency or arbitrator, which has, or could reasonably be expected to have, a Material Adverse Effect.

     (g) Compliance with Laws, Etc. The Issuer is not in violation of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any of its properties or any indenture, lease, loan or other agreement to which it is a party or by which it or its assets, including without limitation the Receivables, may be bound or affected, the violation of which, in any of the foregoing cases, would have, or could reasonably be expected to have, a Material Adverse Effect.

     (h) Margin Regulations. The Issuer will not use any of the proceeds that it receives pursuant hereto or any Supplement for any purpose which will conflict with or contravene any of Regulations G, T, U or X promulgated by the Federal Reserve Board from time to time.


     (i) Locations. The principal place of business and chief executive office of the Issuer are located at the address of the Issuer set forth in Section 13.05, and the offices where the

Issuer keeps all of its records relating to the Receivables are located at the addresses set forth on Schedule II hereto, or, in each case, at such other locations notified to the Trustee and each Series Enhancer (other than an Affiliated Entity) in accordance with Section 2.05(e), in jurisdictions with respect to which all applicable actions required by Section 2.01 have been taken and completed.

     (j) Lock-Box Banks. The names and addresses of all the Lock-Box Banks, and the account numbers of all Lock-Box Accounts and the related lock-boxes at such Lock-Box Banks, are in each case specified in Schedule III hereto or have been notified to the Trustee and with respect to which all action required to be taken pursuant to Section 3.04 has been taken. The Lock-Box Banks are the only institutions holding any lock-box accounts or lock-boxes for the receipt of Scheduled Payments in respect of the Receivables. All Annuity Providers have been directed to make payments on the Annuity Contracts relating to the Receivables to a Lock-Box Account (or a related lock-box) covered by a Lock-Box Notice, and such instructions are in full force and effect.

     (k) ERISA Matters. Except as set forth on Schedule VI, neither the Issuer nor any of its ERISA Affiliates has maintained or participated in any Plan or Multiemployer Plan during the past six (6) years. With respect to any such Plan and/or Multiemployer Plan, (i) such Plan and/or Multiemployer Plan complied and complies in all material respects with all applicable Requirements of Law, (ii) no Reportable Event has occurred with respect to any such Plan and/or Multiemployer Plan, (iii) no such Plan or Multiemployer Plan has been terminated, and (iv) no funding deficiency has occurred in respect of any such Plan or Multiemployer Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to the Issuer in excess of the Plan Liability Threshold or result in a Lien against the Pledged Assets (or any portion thereof). With respect to any such Plan or Multiemployer Plan that is intended to qualify for special tax treatment under Sections 401(a) or 403(a) of the Internal Revenue Code, such Plan or Multiemployer Plan is in compliance with the applicable requirements of the Internal Revenue Code for such qualifications.

     (l) Pro-Forma Balance Sheet. The pro-forma balance sheets of the Issuer as at the Closing Date certified by the Chief Financial Officer of the Issuer, copies of which have been provided to the Trustee, present fairly the financial condition of the Issuer on a pro-forma basis as of such date after giving effect to the transactions contemplated under the Operative Documents to take place on such date.

     (m) Taxes. The Issuer has filed all federal, state and material local tax returns which it is required by law to file and has paid all material taxes, assessments and other governmental charges due in respect of its respective returns, except to the extent that any such taxes, assessments or other governmental charges are being contested in good faith and as to which the Issuer has set aside on its books adequate reserves.

     (n) Other Agreements. Other than the Operative Documents, the Issuer is not a party to any material lease, contract, agreement, understanding or commitment of any kind which, if breached, has, or could reasonably be expected to directly or indirectly have, a Material Adverse Effect.

     (o) Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record, report or disclosure furnished by the Issuer to the Trustee, any Master Servicer, the Back-Up Servicer, any Series Enhancer or any Noteholder (other than an Affiliated Entity) is accurate in all material respects and contains no untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     (p) Investment Company Act Matters. The Issuer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     (q) Title to Property. The Issuer, immediately prior to the grant of a security interest in favor of the Trustee in any Receivables and other Pledged Assets, shall have good, indefeasible, and merchantable title to and ownership of all such Receivables and Pledged Assets, free and clear of all Liens other than Liens in favor of the Trustee for the benefit of the Noteholders.

     (r) Tradenames. The Issuer has no tradenames, fictitious names, assumed names or "doing business as" names and since its formation, the Issuer (i) has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure or (ii) had any other name.

     (s) Subsidiaries. The Issuer has no subsidiaries.

     (t) Solvency. After giving effect to the initial "Purchase" under the Issuer Purchase Agreement on the Closing Date, and after giving effect to each subsequent issuance of Notes hereunder and each related Purchase under the Issuer Purchase Agreement, the Issuer (i) is not "insolvent" (as such term is defined in (section)101(31)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they come due, and (iii) does not have unreasonably small capital for the business in which it is engaged.

     (u) Valid Transfer and Valid Grant. The Seller Purchase Agreement creates a valid sale, transfer and assignment to the Seller of all right, title and interest of the Company in and to all Receivables and Related Property conveyed to the Seller thereunder. The Issuer Purchase Agreement creates a valid sale, transfer and assignment to the Issuer of all right, title and interest of the Seller in and to all Receivables and Related Property conveyed to the Issuer thereunder. The grant in favor of the Trustee made by the Issuer pursuant to this Indenture constitutes a valid grant of a security interest in and lien on all right, title and interest of the Issuer in and to the Receivables and the Related Property and in and to all other Pledged Assets and the proceeds thereof, which lien and security interest is perfected and of first priority under the UCC, free and clear of any Lien, except as otherwise permitted hereunder.

     (v) No Claim or Interest. Except as otherwise provided in this Agreement or any applicable Supplement, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in the Trust Accounts.

     (w) Offering of Notes. The Issuer has not taken or caused to be taken, and has no knowledge that any other Person has taken, any action which would subject the issuance or sale of any Note to the provisions of Section 5 of the Act or to the qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

     (x) Originator Receivables. The Issuer has given reasonably equivalent value to the Seller in consideration for the transfer to the Issuer by the Seller of the Receivables and Related Property pursuant to the Issuer Purchase Agreement, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Issuer.

     The representations and warranties made pursuant to this Section 2.03 shall survive the making thereof. Upon discovery by the Issuer, any Master Servicer, the Back-Up Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each Series Enhancer. The Trustee's obligations in respect of any such breach are limited as provided in
Section 11.02(g).

     SECTION 2.04. [Reserved].

     SECTION 2.05. Affirmative Covenants of the Issuer. The Issuer hereby covenants that, without the prior written consent of the Majority Control
Parties:

     (a) Compliance with Law. The Issuer will comply in all material respects with all Requirements of Law applicable to the Issuer, its business and properties and the Pledged Assets.

     (b) Preservation of Existence. The Issuer will preserve and maintain its existence, rights, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to maintain such qualification has, or could reasonably be expected to have, a Material Adverse Effect.

     (c) Inspection of Books and Records. The Trustee, each Series Enhancer, the Control Party for each Series (or, if such Control Party is a designated percentage of the Noteholders for any Series, a representative of such Control Party) and independent accountants appointed by, or other agents of, any of the foregoing, shall have the right, upon reasonable prior written notice to the Issuer, to visit the Issuer, to discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, its officers, and to examine the books of account and records of the Issuer, and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals (but, so long as no Event of Default has occurred and is continuing, not more than once in any six month period) and to such reasonable extent during regular business hours as the Trustee, such Series Enhancer, such Control Party (or designated representative thereof) or such accountants or agents appointed by any of the foregoing, as applicable, may desire.

     (d) Keeping of Records and Books of Account. The Issuer itself or through its agents will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Issuer and shall be separate and apart from those of any Affiliate of the Issuer, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable).

     (e) Location of Records. The Issuer will keep its principal place of business and chief executive office at the address of the Issuer referred to in
Section 2.03(j) and shall keep the other offices where it keeps the books, records and documents regarding the Pledged Assets at the addresses of the Issuer referred to on Schedule II, or, in either case, upon 30 days' prior written notice to the Trustee and each Series Enhancer, at any other location within the United States with respect to which all applicable action required by
Section 2.01 shall have been taken and completed.


     (f) Maintenance of Separate Members. The Issuer will maintain at least two independent members, neither of which otherwise is (or at any time during the last five years has been) a direct, indirect or beneficial officer, general partner, member, director, employee, affiliate, associate, creditor, customer or supplier of any of the Affiliated Entities (unless acting as such in an independent capacity), nor a direct, indirect or beneficial owner of the outstanding equity interest (including, limited partnership interests or limited liability company interest) of any of the Affiliated Entities (any such Person also being a "Affiliated Entity"), nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing.

     (g) Issuer Purchase Agreement and Seller Purchase Agreement. (i) The Issuer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Issuer Purchase Agreement, maintain the Issuer Purchase Agreement in full force and effect, enforce the Issuer Purchase Agreement in accordance with its respective terms, and, at the request of the Trustee, make to the Seller such reasonable demands and requests for information and reports or for action as the Trustee may request to the extent that the Issuer is entitled to do the same thereunder.

     (ii) The Issuer shall cause the Seller, at the Seller's expense, to timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Seller Purchase Agreement, maintain the Seller Purchase Agreement in full force and effect, enforce the Seller Purchase Agreement in accordance with its respective terms, and, at the request of the Trustee, make to the Company such reasonable demands and requests for information and reports or for action as the Trustee may request to the extent that the Seller is entitled to do the same thereunder.

     (h) Payment of Taxes, Etc. The Issuer will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or any Pledged Asset, or in respect of its income or profits therefrom, and any and all material claims of any kind (including, without limitation, claims for labor, materials and supplies), except where such tax, assessment, charge or levy is being contested in good faith and by proper proceedings and adequate reserves have been set up and are being maintained in respect thereof on the Issuer's books and records.

     (i) Reporting Requirements. The Issuer will furnish to the Trustee and the Series Enhancer for each affected Series whereupon the Trustee shall promptly thereafter send a copy thereof to each Noteholder of each affected Series and each Rating Agency rating any of the Notes of such affected Series:

          (1) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, unaudited balance sheets of the Issuer as of the end of such quarter, and unaudited statements of income of the Issuer each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP (subject to year-end adjustments) and certified by the chief financial officer or chief accounting officer of the Issuer as fairly presenting the financial condition of the Issuer as at the dates covered thereby;

          (2) within 90 days after the end of each fiscal year of the Issuer, a copy of the audited balance sheets of the Issuer as of the end of such year and the related statements of income and retained earnings of the Issuer for such year, together with a letter from the Issuer's independent certified public accounting firm certifying that after reviewing such financial statements such accounting firm believes that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Issuer with respect to the periods to which they speak;

          (3) (A) promptly, and in any event within five Business Days, after becoming aware of the occurrence of each Event of Default, Potential Event of Default, Series Event of Default, and Servicer Default, the statement of the chief financial officer or chief accounting officer of the Issuer setting forth details of such occurrence or event and the action which the Issuer has taken and proposes to take with respect thereto, and (B) as soon as possible and in any event within two Business Days after obtaining knowledge thereof, notice of any other event, development or information which has, or is reasonably likely to have, a Material Adverse Effect with respect to any Series;

          (4) promptly, and in any event within five Business Days, after the Issuer's receipt thereof, copies of all notices, requests, and other documents (excluding regular periodic reports) delivered or received by the Issuer under or in connection with the Issuer Purchase Agreement; and

          (5) promptly, and in any event within five Business Days, after the Issuer acquires knowledge of the occurrence of any event described in the definition of "Plan Event" (as determined without giving effect to any limitations as to materiality or dollar thresholds contained in such definition).

     (j) Acquisition of Receivables from the Seller. With respect to each Receivable acquired by the Issuer from the Seller, the Issuer shall (i) acquire such Receivable pursuant to and in accordance with the terms of the Issuer Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Issuer's ownership of such Receivable, including, without limitation, (A) filing and maintaining effective financing statements and continuations thereof (Forms

UCC-1 and UCC-3) against the Seller and the Company and the Claimant in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices (other than to the Claimant, the Assignee or the Annuity Provider) as may be necessary or appropriate and (iii) take all additional action that the Trustee or the Majority Control Parties may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement, the Noteholders of the affected Series and the Series Enhancers of the affected Series in the applicable Receivables.

     (k) Collections. In the event that the Issuer or any other Affiliated Entity receives any Collections, the Issuer agrees to hold, or cause such Affiliated Entity to hold, all such Collections in trust and to deposit, or cause such Affiliated Entity to deposit, such Collections to a Lock-Box Account, the Master Collection Account or the applicable Series Collection Account relating to the applicable Series to which such Collection relates, in each case, as soon as practicable, but in no event later than two Business Days after its receipt thereof.

     (l) Computer Services. The Issuer and/or Wentworth either itself owns, or has taken such action as may be necessary (including, without limitation, obtaining any necessary consents from licensors or other Persons) to provide the Master Servicers, the Back-up Servicer, the Trustee and any Successor Servicer with such licenses, sublicenses and/or assignments of contracts as the Master Servicers, the Trustee, or any Successor Servicer shall from time to time require for its use of all services and computer hardware or software that relate to the servicing of the Receivables or the other Pledged Assets for each Series. The Issuer and Wentworth each hereby grants the Master Servicers, the Back-up Servicer, the Trustee and each Successor Servicer an irrevocable license (with respect to the services, and computer hardware and software that it owns) or sublicense (with respect to all other such services, hardware and software) to use such services, hardware or software in connection with the servicing, collection and monitoring of the Receivables (subject to reasonable confidentiality restrictions and restrictions limiting such use to the collection, servicing and monitoring of the Receivables, which restrictions have already been established with respect to the Back-up Servicer and, with respect to any other Person other than the Back-up Servicer, shall be determined at such time as such Person is charged with the servicing of the Receivables). As of the Closing Date, all such computer software and hardware is currently owned by Issuer and/or Wentworth and is licensed to the Back-up Servicer irrevocably until the termination of the Back-up Servicing Agreement. From and after the Closing Date, the Issuer or Wentworth, as applicable, shall deliver to the Trustee a copy of each consent (or evidence that such consent is not required) from all necessary parties with respect to any such services, hardware or software prior to the date the Issuer or Wentworth enters into any license to use such service or software to service, monitor and collect any Receivables of any Series.

     (m) ERISA. The Issuer will not maintain any Plans in its own name or otherwise agree to make contributions to any Plan. The Issuer shall not allow any Plan maintained by any of its ERISA Affiliates to incur any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived. Each ERISA

Affiliate of the Issuer shall timely make all contributions required by it to be made by it to any Plans and/or Multiemployer Plans to which contributions are or shall be required to be made by such ERISA Affiliate, and no event requiring notice to the PBGC under Section 302(f) of ERISA shall occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Issuer or the payment of any amount in excess of the Plan Liability Threshold to avoid such Lien. No Plan Event with respect to the Issuer or any of its ERISA Affiliates shall occur that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Issuer or the payment of any amount in excess of the Plan Liability Threshold.

     (n) Accounting for Transfers. The Issuer shall treat the transfers and conveyances of the Receivables by the Seller to it pursuant to the Issuer Purchase Agreement as sales and absolute transfers thereof for all tax and accounting purposes.

     (o) Fidelity Insurance. The Issuer shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Issuer in any capacity with regard to the Receivables to handle documents and papers related thereto. Any such fidelity insurance shall protect and insure the Issuer against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $10,000,000 or such lower amount as the Majority Control Parties may in their commercially reasonable credit judgment designate to the Issuer from time to time, and in a form acceptable to the Majority Control Parties in their commercially reasonable judgement. No provision of this Section 2.05(o) requiring such fidelity insurance shall diminish or relieve the Issuer from its duties and obligations as set forth in this Agreement or any of the other Operative Documents. The Issuer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Issuer. Upon the request of the Trustee or any Control Party, the Issuer shall cause to be delivered to the Trustee or such Control Party, as applicable, a certificate evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days' prior written notice to the Trustee.

     (p) Confidentiality of Settlement Agreements. The Issuer, and its officers, directors and employees shall keep, and shall cause to be kept, strictly confidential all terms of all Settlement Agreements, including, without limitation, the name of the Settlement Counterparties related thereto and the nature of the injury to the Claimant, and shall not copy or disclose such terms in any manner whatsoever, in whole or in part, except (i) to the Back-Up Servicer in accordance with the Back-Up Servicing Agreement, (ii) to the Master Servicers to the extent necessary to service the Receivables in accordance with the terms hereof and the applicable Supplement, (iii) to the Trustee, the Noteholders and the Rating Agencies solely to the extent required to enforce their respective rights hereunder (or in the case of the Rating Agencies, to the extent necessary for their ratings of the Notes of any Series) and under the applicable Supplement and (iv) as required by law; provided that the Issuer may in any event disclose in its sole discretion the terms of any Settlement Agreement so long as (i) all references therein to the Settlement Counterparties related thereto and the nature of the Claimant's injury shall be stricken from such disclosure, and (ii) such recipient shall agree to the terms of confidentiality contained in this Section 2.05(p).

     SECTION 2.06. Negative Covenants of the Issuer. The Issuer hereby further covenants that, without the prior written consent of the Majority Control Parties, until the satisfaction and discharge of this Indenture pursuant to
Section 12.01:

     (a) No Liens. Other than (a) pursuant to the Seller Purchase Agreement and the Issuer Purchase Agreement, and (b) the security interest granted pursuant to the Granting Clause, the Issuer will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any Pledged Asset, whether now existing or hereafter created, or any interest therein, and the Issuer shall defend the Issuer's right, title and interest in and to, and the Trustee's security interest in and to, the Pledged Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.

     (b) Activities of the Issuer. The Issuer will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions authorized in its Organizational Documents as in effect as of Closing Date, or as otherwise amended with the prior written consent of the Trustee and the Majority Control Parties and, with respect of which amendment, the Rating Agencies then rating the Notes of any outstanding Series or Class shall have confirmed that such amendment would not cause the reduction or withdrawal of such rating of any such Series or Class.

                  (c) Indebtedness. Except as contemplated herein (including any Supplement hereto) with respect to any other subsequent issuances of Notes of other Series hereunder, the Issuer will not create, incur or assume any Indebtedness or enter into any other securitization transaction or any other off-balance sheet financing arrangement, other than Indebtedness arising under the Issuer Purchase Agreement to the extent evidenced by a Purchase Price Note.


     (d) Guarantees. The Issuer will not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

     (e) Investments. The Issuer will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) purchases of assets permitted pursuant to the Issuer's Organizational Documents and (ii) loans, advances, extensions, investments and contributions incurred in the ordinary course of business and not exceeding $25,000 in the aggregate at any one time outstanding.

     (f) Extension or Amendment of Receivables. The Issuer will not extend, amend or otherwise modify (or consent to, or fail to object to, any such extension, amendment or modification by the Company, the Seller or any of the Master Servicers of) the terms of any Receivable or rescind or cancel, or permit the rescission or cancellation of, any Receivable except:

          (i) as permitted under any Supplement with respect to the Series Receivables thereunder;

          (ii) as ordered by a court of competent jurisdiction or other Governmental Authority;

          (iii) to the extent that any representation or warranty of the Seller under the Issuer Purchase Agreement with respect to any Series Receivable or, in the case of the initial issuance hereunder, in any certificates delivered by any officer of J.G. Wentworth Structured Settlement Funding Corporation for, and on behalf of, the Company (either individually and/or in its capacity as a member or manager of the Seller) in connection with any of the opinions of counsel delivered on the Closing Date was incorrect when made or deemed made, the Issuer shall, within five Business Days after learning thereof, cause the Seller to either (x) convey to the Issuer, for the benefit of the Series to which such affected Receivable was allocated, in exchange for the affected Series Receivable, one or more different Receivables to be described on a List of Receivables delivered to the Trustee and having a Discounted Receivables Balance approximately equal to (but not less than) that of the Receivable being so replaced (provided that for purposes of this clause, the Discounted Receivables Balance of such Series Receivable being so replaced shall be calculated by treating any past due Scheduled Payments thereon as if such payments were due on the date of such calculation and the Discounted Receivables Balance of the replacement Series Receivable shall be calculated without giving effect to any past due Scheduled Payments owing thereon), or (y) repurchase, in cash delivered to the Series Collection Account for such Series, such affected Series Receivable from the Issuer for an amount equal to the Discounted Receivables Balance (as calculated by treating any past due Scheduled Payments thereon as if such payments were due on the date of such calculation) of such Series Receivable, whereupon, in either case, (a) the Series Receivable being replaced or repurchased shall cease to be a "Series Receivable" and, in the case of clause (x), any such new Receivable shall become a "Series Receivable" for such Series (it being agreed that the incorrectness of any such representation or warranty, and the substitution or repurchase obligation of the Seller pursuant to this clause (iii) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Issuer contained in any such representation or warranty) and (b) the Trustee shall release such affected Series Receivable from the lien of the Trustee effected pursuant to the Granting Clause and pursuant to the applicable Supplement (and shall, at the Issuer's expense, execute and deliver to the Issuer all necessary UCC releases and other releases in respect thereof); and

          (iv) the Issuer may (but shall not be obligated) from time to time to, add to the Series Receivables of any Series additional Scheduled Payments due under the Settlement Agreement (but not previously included in the Pledged Assets) relating to any Receivable of such Series which became a Defaulted Receivable pursuant to clause (e) of the definition thereof (whether or not such Defaulted Receivable has since been Rehabilitated), in substitution for (and in consideration of) any diverted Scheduled Payment originally included as part of such Series Receivable, which additional Scheduled Payments shall be described on a List of Receivables delivered to the Trustee, whereupon, such new Scheduled Payments shall become part of the "Series Receivables" for such Series; provided that, for all purposes hereunder, any such Receivable which was a Defaulted Receivable prior to such extension, adjustment or modification shall remain a Defaulted Receivable until the same shall have been otherwise Rehabilitated; and

it is further understood, agreed and acknowledged that certain of the Settlements provide that they may be prepaid upon the death of the Claimant and that such prepayment may be discounted into a present value in accordance with a formula set forth in the related Settlement Agreement or the related Annuity Contract (any such Settlement being a "Commutable Settlement").

     (g) Change in Credit Policy Manual. The Issuer will not make, or consent or fail to object to, any change in the Credit Policy Manual which change could be reasonably likely to materially impair or delay the collectibility of any Receivable or result in a deterioration in the creditworthiness of the Obligors generally.

     (h) Deposits to Lock-Box Accounts or the Master Collection Account; Deposits to Series Collection Accounts. The Issuer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Lock-Box Account or the Master Collection Account of cash proceeds other than Collections of Receivables and other Pledged Assets; provided, that to the extent any amounts other than Collections of Receivables and the Related Property relating thereto are so deposited on any date, it shall not constitute a breach hereunder if such other funds are identified and are removed from such account within two Business Days after such amounts were so deposited in such account. The Issuer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Series Collection Account cash proceeds other than Collections of the Series Receivables and other Series Pledged Assets of the Series to which such account relates; provided that to the extent any such other amounts are so deposited on any date, it shall not constitute a breach hereunder if such other funds are identified and are removed from such account within two Business Days after such amounts were so deposited in such account.

     (i) Receivables Not To Be Evidenced by Promissory Notes. The Issuer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Issuer shall deliver such instrument to the Trustee, for the benefit of the Noteholders of the Series to which such Receivables relates, as required pursuant to Section 2.01.

     (j) Change in Name or Jurisdiction of Organization. The Issuer will not (i) make any change to its name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, at least 30 days prior to the effective date of any such name change, change in principal place of business, or use, the Issuer delivers to the Trustee such financing statements (Forms UCC-1 and UCC-3) and such other documents or instruments executed by the Issuer as shall be necessary to maintain the perfection of the Trustee's ownership or security interest in the Pledged Assets free and clear of all other Liens or which the Trustee or any of the Control Parties may reasonably request to reflect such change or (ii) change its jurisdiction of organization unless the Trustee shall have received from the Issuer (A) written notice of such change at least 10 days prior to the effective date thereof, and (B) prior to the effective date thereof, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such organization and the Issuer's valid existence and good standing and as to the matters referred to in Section 2.03(e).


     (k) Issuer Purchase Agreement. The Issuer will not (i) cancel or terminate the Issuer Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Issuer Purchase Agreement or give any consent, waiver or approval thereunder,
(iii) waive any default under or breach of the Issuer Purchase Agreement or (iv) take any other action under the Issuer Purchase Agreement not required by the terms thereof to the extent that it could reasonably be expected to impair the value of any Pledged Asset or the rights or interests of the Issuer thereunder or of the Trustee or any Noteholders hereunder or thereunder. To the extent of the rights assigned to it under the Issuer Purchase Agreement with respect to the Seller Purchase Agreement, the Issuer will not (i) cancel or terminate the Seller Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Seller Purchase Agreement or give any consent, waiver or approval thereunder,
(iii) waive any default under or breach of the Seller Purchase Agreement or (iv) take any other action under the Seller Purchase Agreement not required by the terms thereof to the extent that it could reasonably be expected to impair the value of any Pledged Asset or the rights or interests of the Issuer thereunder or of the Trustee or any Noteholders hereunder or thereunder.

     (l) Organizational Documents. Except as permitted by Section 2.06(j), the Issuer will not amend any of its Organizational Documents in any manner which would adversely affect the Noteholders or the Pledged Assets, as confirmed by an Opinion of Counsel of the Issuer to the Trustee and the confirmation by each of the Rating Agencies then rating the Notes of any outstanding Series or Class that such amendment would not cause the reduction or withdrawal of such rating of any such Series or Class.

     (m) Maintenance of Separate Existence. The Issuer shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of Wentworth, the Company, the Seller, the other Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard, and without limiting the foregoing in any manner, the Issuer shall:

     (1) maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than decisions of its managing member pursuant to the terms of the limited liability company agreement of the Issuer, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

          (2) maintain at least two members neither of which otherwise is (or at any time during the last five years has been) a direct, indirect or beneficial officer, general partner, member, director, employee, affiliate, associate, creditor, customer or supplier of any of the Affiliated Entities (unless acting as such in an independent capacity), nor a direct, indirect or beneficial owner of the outstanding equity interest (including, limited partnership interests or limited liability company interest) of any of the Affiliated Entities, nor a relative of any of the foregoing, nor a trustee in bankruptcy for any of the foregoing;

          (3) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, another Affiliated Entity);

          (4) maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

          (5) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

          (6) conduct all intercompany transactions with the other Affiliated Entities on terms which the Issuer reasonably believes to be on an arm's-length basis;

          (7) not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any other Affiliated Entity or any other Person;

          (8) except as expressly otherwise permitted hereunder or under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

          (9) maintain separate deposit and other bank accounts to which no other Affiliated Entity (other than as a Master Servicer) has any access;

          (10) maintain financial records which are separate from those of the other Affiliated Entities;

          (11) compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Issuer by such employees, consultants and agents or Affiliated Entities, in each case, from the Issuer's own funds;

          (12) have agreed with each of the other relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in the Master Servicing Fee (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

          (13) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Issuer's allocable share thereof) paid by any of the Affiliated Entities, provided, that Wentworth, the Company and/or the Seller shall be permitted to pay the initial organizational expenses of the Issuer;

          (14) maintain adequate capitalization in light of its business and purpose;

          (15) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

          (16) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate corporate formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted to be made hereunder out of Available Issuer Funds and only to the extent that it is not violative of any applicable law and no Event of Default or Potential Event of Default then exists or would result therefrom;

          (17) maintain at least one employee (which employee may be shared with an Affiliate pursuant to a written agreement allocating the compensation and other remuneration and benefits for such employee as among such parties) in charge of day-to-day operations of the Issuer;

          (18) otherwise practice and adhere to corporate formalities such as complying with its Organizational Documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers; and

          (19) not fail to maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in those certain Opinions of Counsel of the Issuer delivered on the Closing Date concluding that sales of Receivables by the Seller to the Issuer made pursuant to the Issuer Purchase Agreement and by the Company to the Seller pursuant to the Seller Purchase Agreement would constitute true sales and that the Issuer would not be substantively consolidated with the Seller, the Company or Wentworth following the occurrence of an Insolvency Event with respect to any such Person.

     (n) Merger and Other Transactions. The Issuer will not (i) enter into any transaction of merger or consolidation, or convey or otherwise dispose of any material portion of
its assets (except as contemplated herein) to any Person or Person(s), (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), (iii) acquire any Person, or (iv) appoint any Person other than the Seller or an Affiliate of the Seller to be the manager or controlling co-manager of the Issuer.

     (o) Transactions with Affiliates. The Issuer will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Issuer Purchase Agreement and (ii) any other transactions (including, without limitation, the lease of office space or computer equipment or software by the Issuer from an Affiliate and the sharing of employees and employee resources and benefits) (A) in the ordinary course of business or as otherwise permitted hereunder, (B) pursuant to the reasonable requirements and purposes of the Issuer's business, (C) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction (including, any financing arrangements entered into pursuant to Section 2.06(c)(ii)), and (D) not inconsistent with the factual assumptions set forth in the opinion letters referred to in clause (19) of Section 2.06(m).

     (p) Change in Lock-Box Accounts and Instructions to Obligors. The Issuer will not add or terminate any institution as a Lock-Box Bank or terminate or substitute any Lock-Box Account or any related lock-box from those listed in
Schedule III hereto, except as otherwise permitted pursuant to Section 4.02 or unless the Trustee shall have received notice of such addition, termination or change and executed copies of Lock-Box Notices covering any such new Lock-Box Bank, Lock-Box Account or any new lock-box relating thereto. The Issuer will not instruct any Obligor to remit Collections to any Person, address or account other than a Lock-Box Account or the related lock-box or the Series Collection Account for the Series to which the underlying Receivables or Pledged Assets relates.

     (q) Classification Election. The issuer will not elect to be classified as an association taxable as a corporation for federal, state, local or other income tax purposes.

     (r) Ownership of Issuer. The number of individuals and entities (other than Flow-Through Entities (as such term is defined below)) that are beneficial owners of a direct interest in the Issuer, plus the number of individuals and entities (other than Flow-Through Entities) that are beneficial owners of an indirect ownership in the Issuer through one or more Flow Through Entities, other than the Seller or the Company or any successor thereto, will never exceed ten. As used herein, "Flow-Through Entity" shall mean an entity that, for federal income tax purposes, is a partnership, a grantor trust, or an S corporation or other entity which is not treated for such purposes as a separate entity.

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Master Servicers. (a) Wentworth agrees to act as the Initial Master Servicer under this Agreement (subject to Article X) and, unless otherwise specified in any Supplement with respect to the Series covered thereby shall act and be appointed as such for each Series without any further action hereunder or thereunder (subject to Article X). Unless otherwise specified in any Supplement with respect to the Series covered thereby and subject to Article X, the Noteholders of each Series, by their acceptance of the Notes of such Series, consent to Wentworth so acting as Master Servicer.

     (b) Each of the Trustee and the Issuer hereby appoints as its agent, for the benefit of the Noteholders of each Series, separately, the Person designated or, in accordance with Section 3.01(a), deemed designated, by the Noteholders of such Series to act as Master Servicer with respect to such Series (subject to Article X) to enforce the Trustee's and Issuer's respective rights and interests in, to and under the Receivables and the other Series Pledged Assets relating to such Series; it being understood and agreed that the Master Servicer for one Series need not be the same Person as the Master Servicer for any other Series. Each Master Servicer shall service, administer and collect the Receivables relating to such Series and, in connection therewith, such Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable relating to such Series from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy Manual. Each Master Servicer shall exercise the same care and apply the same policies with respect to the collection, administration and servicing of the Receivables and other Pledged Assets relating to such Series that it would exercise and apply if it owned such Receivables and other Pledged Assets, all in substantial compliance with applicable law and in accordance with the Credit Policy Manual.

     (c) Each Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, subject to the limitations set forth herein, in any applicable Supplement and in the Intercreditor Agreement. Without limiting the generality of the foregoing and subject to Section 10.01, each Master Servicer or its designee is hereby authorized and empowered to (i) subject to the terms of the Intercreditor Agreement and the last sentence of Section 3.05(a), instruct the Collateral Trustee, in writing, to make transfers of Collections relating to Series for which it is Master Servicer from the Master Collection

Account to either the applicable Series Collection Account or, with respect to any portion of any such Collections received and owing as Split Payments to the Claimant thereof, to the Issuer Split Payment Account, as applicable, such instructions to be set forth in the Daily Reports to be delivered to the Trustee and the Collateral Trustee in accordance with Section 3.05(a), (ii) subject to the last sentence of Section 3.05(a) and the terms of any applicable Supplement, to withdraw, or instruct the Collateral Trustee in writing to withdraw from the Issuer Split Payment Account, the amounts owing to the applicable Claimants in respect of Split Payments from the Collections received in the Master Collection Account on the Series Receivables for the Series for which it acts as Master Servicer, and, in accordance with Section 4.02(a), to remit or cause the Trustee to remit such amounts to such Claimants, such instructions to also be set forth in the Daily Reports to be delivered to the Trustee and the Collateral Trustee in accordance with Section 3.05(a), (iii) subject to, and in accordance with, the terms of any applicable Supplement, administer the Series Accounts with respect to each Series for which it acts as Master Servicer, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer with respect to the Series for which it acts as Master Servicer as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (v) to subcontract with any other Person with the prior consent of the applicable Control Party for the applicable Series for which such Person would be so appointed to act (in any case, at such Master Servicer's expense), for servicing, administering or collecting, in whole or in part, the Receivables of such Series whereupon such other Person with which such Master Servicer so subcontracts shall be entitled such rights and powers of such Master Servicer hereunder as may be delegated to it; provided, however, that such Master Servicer shall remain fully liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by any Master Servicer which are necessary or appropriate to enable such Master Servicer to carry out its servicing and administrative duties hereunder and which are acceptable in form and substance to the Trustee.

     (d) No Master Servicer shall extend the maturity, adjust the Discounted Receivables Balance, or otherwise modify the terms of any Receivable, except (i) as permitted pursuant to Section 2.06(f), (ii) with respect to any specific Series, as permitted pursuant to the Supplement relating to such Series, and
(iii) unless otherwise provided in any Supplement with respect to the Series Receivables allocated to such Series, to the extent no Servicer Default, Event of Default or Series Event of Default with respect to any affected Series has occurred and is outstanding, the Master Servicer for a Series shall be permitted to adjust the Discounted Receivables Balance of, or extend the time of payment for, any Defaulted Receivable allocated to such Series, all as it may deem appropriate to maximize the Collections thereon and all in accordance with its ordinary business practices; provided, that except as otherwise provided herein, such Receivable shall remain a Defaulted Receivable hereunder notwithstanding such adjustments or modifications unless and until the same shall be Rehabilitated.

     SECTION 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder in respect of any Series, and as reimbursement for any expense incurred by it in connection therewith, each Master Servicer shall be entitled to receive the Master Servicing Fees specified in the Supplement for such Series.

     SECTION 3.03. Representations and Warranties of Each Master Servicer. Except as may otherwise be expressly provided in any Supplement for the related Series covered thereby, each Master Servicer hereby makes, and each successor servicer by acceptance of its appointment hereunder shall make, the following representations and warranties as of the date hereof or, if later, the date of its appointment as a Master Servicer (and shall be deemed to remake on each day hereafter or thereafter during which such Person is acting as such):

     (a) Organization and Good Standing. Such Master Servicer is a corporation duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under the Operative Documents to which it is a party or by which it is bound.

     (b) Due Qualification. Such Master Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals has, or could reasonably be expected to have, a material adverse effect on its ability to perform its obligations as a Master Servicer under the Operative Documents to which it is a party or by which it is bound.

     (c) Due Authorization. Such Master Servicer's execution, delivery and performance of the Operative Documents to which it is a party or by which it is bound have been duly authorized by all necessary corporate and shareholder action on the part of such Master Servicer.

     (d) Binding Obligation. Each of the Operative Documents to which it is a party or by which it is bound constitutes a legal, valid and binding obligation of such Master Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).


     (e) No Conflict. Such Master Servicer's execution and delivery of the Operative Documents by such Master Servicer, and the performance of the transactions contemplated by the Operative Documents to which it is a party or by which it is bound, and fulfillment of the terms hereof and thereof applicable to such Master Servicer, do not conflict with or violate any Requirements of Law applicable to such Master Servicer, or conflict with, result in any breach of any of the enforceable terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Master Servicer is a party or by which it or its properties are bound.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Master Servicer's knowledge, threatened against such Master Servicer before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of any of the Operative Documents to which it is a party or by which it is bound, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Operative Documents to which it is a party or by which it is bound, or (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of such Master Servicer or the performance by such Master Servicer of its obligations under any of the Operative Documents to which it is a party or by which it is bound.

     (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by such Master Servicer in connection with the execution and delivery by it of any of the Operative Documents or the performance by it of its obligations under the Operative Documents to which it is a party or by which it is bound.

     (h) Information. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by such Master Servicer to the Trustee, the Issuer, any Series Enhancer or any Noteholder in connection with this Agreement is accurate in all material respects as of its date, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of its date.

     The representations and warranties made pursuant to this Section 3.03 shall survive the date of the making thereof. Upon a discovery by the Issuer, such Master Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(h).


     SECTION 3.04. Covenants of the Master Servicer. Except as may be expressly otherwise provided in any Supplement with respect to the related Series covered thereby, from the Closing Date in respect of such Series until the earlier of
(a) the date of the satisfaction and discharge of this Indenture and (b) the Collection Date of the last outstanding Series for which such Person acts as Master Servicer, each Master Servicer hereby covenants, and each Successor Servicer by its acceptance of its appointment hereunder shall be deemed to covenant, that, without the prior written consent of the Rating Agencies and any Control Party for the applicable Series for which such Person is acting as Master Servicer:

     (a) Change in Accounts. Such Master Servicer will not (i) terminate or substitute any Series Collection Account except as required pursuant to Section
4.02 or (ii) add or terminate any institution as a Lock-Box Bank or terminate or substitute any Lock-Box Account or any related lock- boxes from those listed in
Schedule III hereto, except as otherwise permitted pursuant to Section 4.02 or unless the Trustee and each Series Enhancer shall have received notice of such addition, termination or change and executed copies of Lock-Box Notices from each new Lock-Box Bank or relating to each new Lock-Box Account and/or each new lock-box. No Master Servicer shall instruct any Annuity Provider or other Obligor to remit, or consent to any applicable Claimant's, Annuity Provider's or other Obligor's instructions to remit or remittance of, Collections to any Person, address or account other than a Lock-Box Account, the related lock-box, or the Series Collection Account for the Series to which such Collections relate.

     (b) Collections. In the event that such Master Servicer or any Affiliate thereof receives any Collections relating to any Receivables, such Master Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections to the Master Collection Account or the Series Collection Account for the applicable Series, in either case, as soon as practicable, but in no event later than two Business Days after its receipt thereof.

     (c) Preservation of Existence; Compliance with Requirements of Law.

          (i) Except as permitted pursuant to Section 8.02, each Master Servicer will preserve and maintain its corporate or other existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification could reasonably be expected to materially and adversely affect (i) the interests of the Trustee or the applicable Noteholders hereunder or in the Series Pledged Assets for the Series for which such Master Servicer acts in such capacity, (ii) the collectibility of any Series Receivable for the Series for which such Master Servicer acts in such capacity or (iii) the ability of such Master Servicer to perform its obligations hereunder, under any applicable Supplement or any other Operative Documents to which such Person is a party or by which it is bound.

          (ii) Such Master Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Series Receivable for the Series for which such Master Servicer acts in such capacity, will maintain in effect all qualifications required under Requirements of Law in order properly to service each such Series Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each such Series Receivable.

     (d) Extension or Amendment of Receivables. Except as permitted pursuant to Sections 2.06(f) and 3.01(d), no Master Servicer will extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Company, the Seller or the Issuer) the terms of any then existing Receivable.

     (e) Protection of Noteholders' Rights. Except as expressly permitted hereunder or under any applicable Supplement, no Master Servicer will take any action which could reasonably be expected to impair the rights of any of the Noteholders in any Receivable or Pledged Asset for the Series for which it acts as Master Servicer.

     (f) Deposits to Lock-Box Accounts or Collection Account. No Master Servicer will deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Lock-Box Account (or any related lock-box) or the Master Collection Account cash or cash proceeds other than Collections of Receivables; provided that to the extent that any such other funds are so deposited, it shall not constitute a breach of this Section 3.04(f) if such funds are removed from such account within two Business Days after so deposited in such account. No Master Servicer will deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Series Collection Account for any Series cash or cash proceeds other than Collections of the Series Receivables and other Series Pledged Assets, in each case, for the Series to which such account relates; provided that to the extent that any such other funds are so deposited, it shall not constitute a breach of this Section 3.04(f) if such funds are removed from such account within two Business Days after so deposited in such account.

     (g) Receivables Not To Be Evidenced by Promissory Notes. No Master Servicer will take any action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the State the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event such Master Servicer shall deliver such instrument to the Trustee as required pursuant to Section 2.01.

     (h) Reporting Requirements. Each Master Servicer will furnish to the Trustee and the Series Enhancer, if any, for any Series for which it so acts:

          (i) promptly, and in any event within five Business Days, after becoming aware thereof, notice of the occurrence of any Event of Default, Potential Event of Default, Servicer Default or event that, with the giving of notice or lapse of time or both, would constitute a Servicer Default, in each case, with respect to such Series, and, in the case of such a Servicer Default or incipient Servicer Default, the statement of the chief financial officer or chief accounting officer of such Master Servicer setting forth details of such occurrence, commencement or event and the action which such Master Servicer has taken and proposes to take with respect thereto; and

          (ii) as soon as possible and in any event within two Business Days after acquiring knowledge thereof, notice of the occurrence of any Material Adverse Effect.

     (i) Inspection of Books and Records. The Trustee and the Series Enhancer and/or the Control Party for the applicable Series (or if such Control Party is a designated percentage of the Noteholders for such Series, then each Noteholder) independent accountants appointed by, or other agents of, any of the foregoing, and the Issuer shall have the right, upon reasonable prior written notice to the Master Servicer for a Series, to visit such Master Servicer and to discuss the affairs, finances and accounts of such Master Servicer (as they relate to such Master Servicer's obligations under this Agreement and the other Operative Documents relating to such Series) with, and to be advised as to the same by, its officers, and to examine the books of account and records of such Master Servicer as they relate to the Pledged Assets of such Series, to make or be provided with copies and extracts there from, and, upon reasonable notice, to discuss the affairs, finances and accounts of such Master Servicer with, and to be advised as to the same by, the independent accountants of such Master Servicer (and by this provision such Master Servicer authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of such Master Servicer is present, it being understood that nothing contained in this Section 3.04(i) is intended to confer any right to exclude any such representative from such discussions), all at such reasonable times and intervals and to such reasonable extent during regular business hours of such Master Servicer as the Trustee, such Series Enhancer, such Control Party (or designated representative thereof) or such accountants or agents appointed by any of the foregoing, as applicable, may desire (but, so long as no Servicer Default is then outstanding or continuing, no more often than once in any six month period).

     (j) Fidelity Insurance. The Master Servicer for each Series shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Master Servicer in any capacity with regard to the Receivables to handle documents and papers related thereto. Any such fidelity insurance shall protect and insure such Master Servicer against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $10,000,000 or such lower amount as the applicable Control Parties may in their commercially reasonable credit judgment designate to such Master Servicer from time to time, and in a form acceptable to such applicable Control Parties in its commercially reasonable judgement. No provision of this Section 3.04(j) requiring such fidelity insurance shall diminish or relieve any such Master Servicer from its duties and obligations as set forth in this Agreement or any of the other Operative Documents. Any Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to such Master Servicer. Upon the request of the Trustee or any applicable Control Party, the Issuer shall cause to be delivered to the Trustee or such Control Party, as applicable, a certification evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days' prior written notice to the Trustee.

     (k) Transactions With the Issuer. The Master Servicer shall at all times deal with the Issuer in a manner consistent with Section 2.06(m).

     SECTION 3.05. Reports and Records for the Trustee.

     (a) Daily Report. On each Business Day, to the extent that any Collections relating to two or more Series are directed to be made to one or more common Lock-Box Accounts (or related lock-boxes) or, with respect to any Series, any Split Payments are outstanding with respect to the Series Receivables thereunder, the Master Servicer of each such Series shall deliver to the Trustee by no later than 1:00 p.m. (New York time) on each Business Day a Daily Report (whether or not otherwise required to deliver such a report pursuant to the Supplement relating to such Series) specifying the amount of any Collections relating to the Pledged Assets of such Series received on the second preceding Business Day, the Series Receivables to which they relate, the Lock-Box Account to which they were deposited and the amounts and allocation of other funds deposited into such Lock-Box Accounts on such date. In the event that the Trustee is unable to reconcile the Daily Reports (together with any reports delivered to it pursuant to the Intercreditor Agreement) received by it on any Business Day with the amount of deposits received in the applicable Lock-Box Accounts on such second preceding Business Day, the Trustee shall be entitled to request a reconciliation from the Back-up Servicer prior to making allocations thereof to the Series Collection Accounts of the affected Series.

     (b) Monthly Report. On or before 3:00 p.m. (New York time) on the Series Determination Date preceding the applicable Payment Date for each Series, each Master Servicer, with respect to each outstanding Series for which such Person acts in such capacity, shall deliver to the Trustee a Monthly Report for the preceding Calculation Period substantially in the form set forth in the related Supplement for such Series.

     (c) Monthly Reconciliations. On or prior to the 20th day of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day),

the Master Servicers shall deliver to the Trustee a report from the Back-up Servicer reconciling the Collections received during the immediately preceding month and the allocations thereof by the Master Servicers to the Monthly Reports delivered by the Master Servicers with respect to such period.

     SECTION 3.06. Servicing Report of Independent Public Accountants. (a) On or before March 31 of each calendar year, beginning with March 31, 1998, each Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to such Master Servicer or the Issuer) to furnish a report (addressed to the Trustee) to the Issuer, the Trustee, such Master Servicer and each applicable Rating Agency and each applicable Series Enhancer to the effect that they have examined certain documents and records relating to the servicing of Receivables of such Series under this Agreement and the related Supplement, compared the information contained in such Master Servicer's certificates delivered pursuant to Section 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles III and IV and Section 8.06 of this Agreement and the applicable provisions of the related Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

     (b) On or before December 31, 1997, and March 31, 1998, and on or before March 31st of each calendar year thereafter, each Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to such Master Servicer or the Issuer) to furnish a report (addressed to the Issuer and to the Trustee) to the Issuer, the Trustee, each applicable Rating Agency and each applicable Series Enhancer to the effect that they have compared the mathematical calculations of each amount set forth in such Master Servicer's certificates delivered pursuant to Section 3.05(b) during the prior calendar year with such Master Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

     SECTION 3.07. Notices to Wentworth and the Issuer. In the event that Wentworth or an Affiliate thereof is no longer acting as a Master Servicer with respect to any Series, any Successor Servicer shall deliver or make available to Wentworth and the Issuer, each certificate and report required to be delivered thereafter with respect to such Series pursuant to Section 3.05 and 3.06.

     SECTION 3.08. Adjustments. If any Master Servicer makes a mistake with respect to the amount of any Collection or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, such Master Servicer and each other Master Servicer that acts for any other Series which benefitted or harmed by such mistake shall appropriately adjust the amounts subsequently deposited into the applicable Series Collection Accounts or Series Payment Accounts or paid out to reflect such mistake and account for such adjustment in the Daily Reports for the date of such adjustment. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                                   ARTICLE IV

                            RIGHTS OF NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

     SECTION 4.01. Rights of Noteholders. The Notes of each Series shall represent debt of the Issuer secured by the Series Pledged Assets of such Series and shall entitle the holders thereof to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, the portion of

Collections of the Series Receivables allocable to the Noteholders of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Series Collection Account for such Series and funds on deposit in any related Series Account; it being understood that the Notes of any Series or Class shall not represent or entitle the holder thereof to any interest in any Series Pledged Assets for any other Series or Class. The residual interest in the remainder, if any, of the Pledged Assets of any Series not required pursuant to this Agreement or any Supplement to be allocated towards payment of the Notes of such Series shall be herein referred to as the "Issuer Interest".

     SECTION 4.02. Establishment of the Master Collection Account and the Lock-Box Accounts; Establishment of the Issuer Split Payment Account. (a) On or prior to the Closing Date, the Master Servicer, (x) for the benefit of the Noteholders, shall establish and maintain or cause to be established and maintained in the name of the Collateral Trustee, on behalf of the Grantors under the Intercreditor Agreement, with an Eligible Institution a segregated account accessible by the Collateral Trustee (such account being the "Master Collection Account" and such institution holding such account being the "Master Collection Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Grantors under the Intercreditor Agreement, and (y) for the benefit of Company, shall establish and maintain or cause to be established and maintained in the name of the Collateral Trustee, with an Eligible Institution a segregated account accessible by the Trustee (such account being the "Issuer Split Payment Account" and such institution holding such account being the "Split Payment Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Company. Except as otherwise contemplated in Section 4.02(c), all Collections of Receivables of each Series shall be remitted from the Lock-Box Accounts to the Master Collection Account on a daily basis. Subject to the Intercreditor Agreement, the Collateral Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Master Collection Account and in all proceeds thereof. The Master Collection Account shall be under the sole dominion and control of the Collateral Trustee, for the benefit of the Grantors under the Intercreditor Agreement; provided, however, that, pursuant to the authority granted to each Master Servicer in Section 3.01, but subject to the terms thereof and of any applicable Supplement, the Master Servicers shall have the power with respect to the amounts from time to time on deposit in the Issuer Split Payment Account, (i) so long as no Servicer Default shall have occurred and be continuing, to withdraw money from the Issuer Split Payment Account, or
(ii) if a Servicer Default shall have occurred and is continuing, to instruct the Trustee in writing to withdraw money from the Issuer Split Payment Account, and, in each case, to remit or cause the Trustee to remit such amounts so withdrawn to the applicable Claimants entitled thereto in accordance with the terms of the relevant Settlement Purchase Agreements (but, in no event, later than two Business Days after the withdrawal of such funds from the Issuer Split Payment Account). Except as expressly provided in this Agreement, no Master Servicer shall have any or claim any right of setoff or banker's lien against, or any right to otherwise deduct from, any funds held in the Master Collection Account or the Issuer Split Payment Account for any amount owed to it by the Trustee, the Collateral Trustee, the Issuer, any Noteholder, any Claimant or any other Grantor under the Intercreditor Agreement.

     If, at any time, the institution holding the Master Collection Account ceases to be an Eligible Institution, the Master Servicer (or, if there is more than one Master Servicer at such time,

Wentworth), for the benefit of the Noteholders, shall within 30 Business Days establish a new Master Collection Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments held therein or with respect thereto to such new Collection Account and deliver to all relevant Lock-Box Banks new Lock-Box Notices (with copies thereof to the Trustee) referring to such new Master Collection Account. From the date such new Master Collection Account is established, it shall be the "Master Collection Account."

     If, at any time, the institution holding the Issuer Split Payment Account ceases to be an Eligible Institution, the Master Servicer (or, if there is more than one Master Servicer at such time, Wentworth), shall within 30 Business Days establish a new Issuer Split Payment Account meeting the conditions specified above with an Eligible Institution, transfer any cash held therein to such new Issuer Split Payment Account. From the date such new Issuer Split Payment Account is established, it shall be the "Issuer Split Payment Account."

     Funds on deposit in the Master Collection Account, at the written direction of the Initial Master Servicer hereunder, shall be invested in overnight Eligible Investments and all investment income earned therein shall be deemed to be the property of the Issuer, distributable therefrom on each Business Day concurrently with the transfer of funds from the Master Collection Account in accordance with the following sentence. Funds on deposit in the Master Collection Account shall, at the directions of the Master Servicers and the Company (or the Back-Up Servicer, if applicable) in accordance with the information set forth on the respective Daily Reports, be transferred to the Series Collection Account(s) for the Series to which they relate and to the Issuer Split Payment Account, and all other funds on deposit therein and not relating to the Pledged Assets shall be removed therefrom and remitted to the Issuer (or, if otherwise provided in the Intercreditor Agreement, then as so directed under the Intercreditor Agreement), in each case, within two Business Days after receipt of any Collections in the Master Collection Account. The Master Servicers shall, or shall cause, the funds on deposit in the Issuer Split Payment Account to be remitted to the applicable Claimant in accordance with the terms of the applicable Settlement Purchase Agreement. Funds on deposit in the Series Accounts for each Series may be invested by the Trustee in Eligible Investments in accordance with the provisions set forth in the respective Supplements relating to such Series. Except as otherwise provided herein, funds on deposit in the Master Collection Account and the Issuer Split Payment Account shall not be invested.

     (b) The Company has, prior to the execution and delivery of this Agreement, established, and from time to time hereafter shall establish deposit accounts with one or more depository institutions in the name of the Collateral Trustee (each such account, being a "Lock-Box Account" and each such institution holding such an account being a "Lock-Box Bank") into which all Collections are to be deposited by such Lock-Box Bank (as holder of the related lock-box or the recipient of payments by electronic funds transfers) by the close of business on each Business Day received, or on the next Business Day if not received on a Business Day, or by the Master Servicer, the Issuer, the Seller or the Company, as applicable, within two Business Days after such Person's receipt thereof. The name, location and account number of each Lock-Box Account existing on the Closing Date is attached to this Agreement on Schedule III attached hereto.

     (c) The Company, the Seller, the Issuer, and the applicable Lock-Box Bank shall execute and deliver to the Trustee (or, if such Lock-Box Account is commingled with the

Collections of other Series or the Revolving Credit Facility, the Collateral Trustee) on or prior to (x) the date upon which Collections of the Series Receivables of any Series have been directed to be made to such Lock- Box Account (or the related lock-box) or (y) if later, the Series Closing Date of any such Series, a letter substantially in the form of Exhibit C hereto with respect to each Lock-Box Account and or related lock-box (the "Lock-Box Notice"). Pursuant to the applicable Lock-Box Notice, each Lock-Box Account and the lock-boxes relating thereto will have been assigned by the Company to the Seller, and by the Seller to the Issuer, and by the Issuer to the Trustee (or the Collateral Trustee, as applicable) and is maintained in the name of the Trustee (or the Collateral Trustee, as applicable) for the benefit of the Noteholders (and, to the extent applicable, the other Grantors under the

Intercreditor Agreement). Pursuant to each Lock-Box Notice, the Issuer, the Trustee (or the Collateral Trustee, as applicable) and the applicable Lock-Box Bank will have agreed that all funds deposited into the affected Lock-Box Account, upon becoming available, be remitted to the Master Collection Account on a daily basis; provided, that if the Lock-Box Account and the related lock-box have been established so as to receive only Collections of the Series Pledged Assets for a particular Series (and no other Series or other non-Pledged Assets), then the applicable Lock-Box Notice related to such account and lock-box may direct that funds deposited therein be remitted directly to the Series Collection Account for such Series.

     SECTION 4.03. Establishment of the Trustee's Account. On or prior to the Closing Date, the Trustee shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Noteholders, with an Eligible Institution, a special account (the "Trustee's Account") for deposits by the Issuer or any of the Master Servicers pursuant to the terms of each Supplement. The Trustee's Account initially shall be established at PNC Bank, National Association, 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103.

     If, at any time, the institution holding the Trustee's Account ceases to be an Eligible Institution, the Trustee shall within 30 Business Days establish a new Trustee's Account with an Eligible Institution, transfer any cash and/or any investments held therein or with respect thereto to such new Trustee's Account. From the date such new Trustee's Account is established, it shall be the "Trustee's Account."

     SECTION 4.04. Other Payments. Indemnification payments and other amounts not constituting Collections received by the Trustee from time to time, if any, shall be paid by the Trustee to the intended beneficiary of such payment or amount in accordance with the written instructions of the Person remitting the relevant payment or amount to the Trustee, and in the event that such Person shall fail to identify the intended beneficiary or to provide the Trustee with written payment instructions, the Trustee shall hold such payment or amount in the Master Collection Account until such Person or any Applicable Master Servicer shall have provided the Trustee with the necessary information to make a distribution thereof.

                                    ARTICLE V

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

     Distributions shall be made to, and reports shall be provided to, Noteholders of each Series as set forth in the applicable Supplement.

                                   ARTICLE VI

                                    THE NOTES


     SECTION 6.01. The Notes. The Notes of any Series or Class shall be issued in fully registered definitive form and shall be in substantially the form of the exhibits with respect thereto attached to the applicable Supplement and shall, upon receipt of an Order to such effect executed by the Issuer, be authenticated and delivered by the Trustee to the Persons designated in such Order as provided in Section 6.02. The Notes for any Series shall be issued upon initial issuance as one or more Notes, each Note shall be executed by manual or facsimile signature on behalf of the Issuer by a Responsible Officer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, a Responsible Officer authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual thereafter ceased to be a Responsible Officer so authorized. Except as otherwise specified in the applicable Supplement, Notes of any Series shall be issued in minimum denomination of $100,000. No Notes shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Note a certificate of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by a Responsible Officer of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.

     SECTION 6.02. Authentication of Notes. In accordance with any Order directing the Trustee to do so, the Trustee shall, subject to the conditions set forth in Section 6.09(c), authenticate and deliver the Notes of each Series to the Persons specified in such Order against payment to the Issuer of the purchase price therefor. The Trustee's form of authentication on all Notes shall be in substantially the following form:

     "This is one of the Notes referred to in the within-mentioned Indenture.

                                                     [Name of Trustee]


                                                     By
                                                       -------------------------
                                                          Authorized Officer."

provided, that, if at any time the Trustee shall appoint an authenticating agent for any of the Notes or any Series of Notes pursuant to Section 6.08, the Notes or the Notes of such Series may bear, in the place of the Trustee's certificate of authentication, an alternate certificate of authentication which shall be in substantially the following form:


     "This is one of the Notes referred to in the within-mentioned Indenture.


                                                  [Name of Trustee]


                                                  By
                                                    ---------------------------,
                                                       as Authenticating Agent


                                                  By
                                                    ---------------------------
                                                         Authorized Officer."

     SECTION 6.03. Registration of Transfer and Exchange Notes. (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.15 a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Note Registrar and Transfer Agent") shall provide for the registration of the Notes and of transfers and exchanges of the Notes as herein provided. The Note Registrar and Transfer Agent shall initially be the Trustee.

     The Trustee (or, if the Trustee is then acting as Note Registrar and Transfer Agent, the Majority Control Parties) may at any time revoke the appointment of and remove any Person serving as Note Registrar and Transfer Agent if the Trustee (or Majority Control Parties, as applicable) determines in its sole discretion that such Person failed to perform its obligations under this Agreement in any material respect. Any Person serving as Note Registrar and Transfer Agent shall be permitted to resign as Note Registrar and Transfer Agent upon 30 days' written notice to the Issuer, the Trustee and the Master Servicer; provided, however, that such resignation shall not be effective and such Person shall continue to perform its duties as Note Registrar and Transfer Agent until the Trustee (or Majority Control Parties, as applicable) has appointed a successor Note Registrar and Transfer Agent reasonably acceptable to the Issuer and the Person so appointed has given the Issuer and the Trustee written notice that it accepts the appointment.

     Subject to the restrictions herein and in the applicable Note, upon surrender for registration of transfer of any Note at any office or agency of the Note Registrar and Transfer Agent maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes (of the same Series, Class and principal amount).

     At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) of authorized denominations of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

     In addition to the other restrictions on transfer set forth herein, in any applicable Supplement or in any applicable Note, every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Note Registrar and Transfer Agent duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

     Each Note shall be registered at all times as herein provided, and any transfer or exchange of such Note will be valid for purposes hereunder only upon registration of such transfer or exchange by the Note Registrar and Transfer Agent as provided herein.

     No service charge shall be made for any registration of transfer or exchange of any Note, but the Note Registrar and Transfer Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

     All Notes surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner satisfactory to the Trustee.

     (b) The Note Registrar and Transfer Agent will maintain at its expense an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange.

     SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Note Registrar and Transfer Agent, or the Note Registrar and Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Note; provided that a written statement of such destruction, loss or theft from any institutional Noteholder having a net worth at least equal to $5,000,000 shall constitute satisfactory evidence thereof, and (b) there is delivered to the Note Registrar and Transfer Agent, the Trustee and the Issuer such indemnity as may be required by them to save each of them harmless, provided that an unsecured agreement of indemnity from any institutional Noteholder shall be sufficient indemnity, then, in the absence of notice to the Trustee or the Issuer that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like Series tenor and (in the case of any new Note of any Series) fractional undivided interest in such Series. In connection with the issuance of any new Note under this Section 6.04, the Trustee or the Note Registrar and Transfer Agent may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate
Note issued pursuant to this Section 6.04 shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Notes of the same Class and Series that are duly issued hereunder, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

     SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Note for registration of transfer, the Issuer, the Trustee, the Paying Agent, the Note Registrar and Transfer Agent and any agent of any of them shall treat the Person in whose name any Note is registered as the owner of such Note for all purposes whatsoever (such determination to be made for purposes of distributions pursuant to the terms hereof and of the applicable Supplement as of the applicable Record Date for the Notes of the applicable Series), and neither the Issuer, the Trustee, the Note Registrar and Transfer Agent nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the requisite Noteholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any Affiliated Entity shall be disregarded and deemed not to be outstanding, except that, in determining whether the Issuer and the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which the Trustee has actual knowledge of such ownership shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Issuer and the Trustee the pledgee's right to so act with respect to such Notes and that the pledgee is not an Affiliated Entity.

     SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to Noteholders of each Series, the Applicable Master Servicer for each Series, the Back- up Servicer, the Trustee and to the extent applicable, Series Enhancers, from the Series Payment Account for each Series pursuant to the terms of each Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the power, revocable by the Issuer, to withdraw funds from each of the Series Collection Accounts, and the Series Payment Accounts for each Series, in each case, for the purpose of making the distributions referred to above. The Issuer may revoke such power and remove the Paying Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be PNC Bank, National Association. In the event that PNC Bank, National Association shall no longer be the Paying Agent, the Issuer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause each successor Paying Agent or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such successor or additional Paying Agent will hold all sums, if any, held by it for payment to the Noteholders, the Applicable Master Servicer, the Back-up Servicer, the Trustee and to the extent applicable, the Series Enhancers in trust for the benefit of the Persons entitled to payment thereof, until such sums shall be paid to such Persons. The Paying Agent shall return all funds remaining unclaimed for six months or more to the Trustee. The Trustee shall retain such unclaimed amounts solely for the account of the affected Noteholder in the applicable Series Collection Account until the Collection Date for such Series would otherwise have occurred but for such unclaimed payments by the Noteholders of such Series at which time such unclaimed funds will be distributed to the Issuer and the affected Noteholder shall look solely to the Issuer for reimbursement thereof. Upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Trustee. In the event a Paying Agent resigns or is removed, such Paying Agent shall continue to act as the Paying Agent until receipt of written notice that the Issuer has appointed a successor.

     The Trustee agrees to pay any Paying Agent which the Trustee from time to time may appoint reasonable compensation for such Paying Agent's services under this Section 6.06, which fee shall be payable by the Trustee out of the Trustee Fee payable to it in accordance with the applicable Supplement relating to the Series for which such Paying Agent shall have been appointed to act in such capacity.

     The provisions of Sections 11.01, 11.02, 11.03 and 11.04 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

     SECTION 6.07. Access to List of Noteholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Note Registrar and Transfer Agent to the Applicable Master Servicer, any Noteholder of any Series, any Series Enhancer for any Series, the Issuer or the Paying Agent, within five Business Days after receipt by the Trustee of a written request therefor from such Applicable Master Servicer, the Issuer, such Noteholder, such Series Enhancer, or the Paying Agent, respectively, a list of the names and addresses of the Noteholders.

     Every Noteholder, by receiving and holding a Note, agrees that none of the Trustee, the Note Registrar and Transfer Agent, the Issuer, any Applicable Master Servicer, the Back-up Servicer, the Company, the Seller, any Series Enhancer or any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

     SECTION 6.08. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Notes of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Notes in connection with the issuance, execution, delivery, registration of transfer, exchange or repayment of such Notes. Whenever reference is made in this Agreement to the authentication of any Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee or the Issuer may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer (in the case of such termination by the Trustee) or the Trustee (in the case of such Termination by the Issuer). Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Issuer.

     (d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08 pursuant to any applicable

Supplement relating to any Notes of any Series for which such authenticating agent shall have been appointed to act in such capacity.

     (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

     (f) Pursuant to an appointment made under this Section 6.08, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     "This is one of the Notes described in the within-mentioned Indenture.

                                                ------------------------------

                                                ------------------------------
                                                   as Authenticating Agent
                                                         for the Trustee


                                                By:
                                                   ----------------------------
                                                   Authorized Officer."

     SECTION 6.09. New Issuances.

     (a) The Issuer may from time to time after the initial issuance of Notes hereunder issue one or more new Series of Notes pursuant to a Supplement. The

Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

     (b) On or before the Series Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.

     (c) The obligation of the Trustee to authenticate the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (i) on or before the Business Day immediately preceding the Series Closing Date, the Issuer shall have given the Trustee, each Master Servicer and each Rating Agency rating any Series of Notes, an Order requesting such authentication of Notes and setting for the proposed Series Closing Date and delivery instructions if the Notes of such Series are not to be delivered to the Issuer;

          (ii) the Issuer shall have delivered to the Trustee the related Supplement, in form and substance satisfactory to the Trustee, executed by each party hereto other than the Trustee;

          (iii) the Issuer shall have delivered to the Trustee Notes of such Series, in form and substance satisfactory to the Trustee, executed by the Issuer;

          (iv) each Rating Agency rating any Series of Notes shall have notified the Issuer and the Trustee in writing that such issuance will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it acts as a Rating Agency;

          (v) such issuance will not result in the occurrence of an Event of Default, a Potential Event of Default, a Series Event of Default with respect to any Series, or any event that, with the giving of notice or lapse of time or both, would constitute such a Series Event of Default, and the Issuer shall have delivered to the Trustee an Officer's Certificate, dated the Series Closing Date (upon which the Trustee may conclusively rely), to the effect that such issuance will not result in the occurrence of any such Event of Default, Potential Event of Default, Series Event of Default or other event and will not result in the occurrence of any such Event of Default, Potential Event of Default, Series Event of Default or other event at any time in the future;

          (vi) the Issuer shall have delivered to the Trustee an Opinion of

     Counsel to the effect that the issuance of the Notes of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Notes not registered under the Act be so registered (unless the Issuer has elected, in its sole discretion and at its sole expense, to register such Notes), and (B) will not result in the Issuer becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

          (vii) the Issuer shall have delivered to the Trustee a Tax Opinion, dated the Series Closing Date, with respect to such issuance;

          (viii) the Issuer shall have satisfied such other conditions to the issuance of any new Series as may be specified in any Supplement; and

          (ix) the Issuer shall have delivered to the Trustee copies of the Investor Letters (or any applicable note purchase agreement containing similar representations, warranties and undertakings as those set forth in the Investor Letters), in each case, executed by each Noteholder.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and, upon receipt of, and in accordance with the terms of, an Order to do so, shall authenticate and deliver the Notes to the Persons specified in such Order against receipt of payment by the Issuer of the purchase price for such Notes. Notwithstanding the provisions of this Section 6.09, prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Trustee's own rights, duties or immunities under this Agreement.

     Notwithstanding anything contained herein or in any Supplement to the contrary, no Notes may be issued to (x) any Person which does not represent that it is a Qualified Purchaser under Section 2(a)(51) of the Investment Company Act or (y) any Person in respect of which the purchase or holding thereof would constitute a "prohibited transaction" under ERISA or Section 4975 of the Internal Revenue Code, and, in each of the cases in clauses (x) thereof, and (y) each prospective purchaser shall be required to represent and warrant that it is not such a Person prior to the issuance of any such Note to it and to the extent any such representation and warranty is incorrect such issuance shall be rescinded and deemed not to have occurred; provided that the Trustee shall have no duty to perform any independent investigation with respect to any representation or warranty by a prospective purchaser as to the matters set forth in clauses (x) and (y).

     SECTION 6.10. Transfer of Notes. The obligation of the Trustee to authenticate and issue any Note to any transferee pursuant to any written instrument of transfer or other direction to do so received by the Trustee pursuant to Section 6.03 shall be subject to the satisfaction of the following conditions on or prior to the proposed date of such transfer (the "Transfer Date"):

          (i) the Trustee and the Note Registrar and Transfer Agent shall have received a written instrument of transfer of the subject Notes executed by the transferring Noteholder (or its attorney-in-fact, duly authorized), and the original Notes which are the subject of such transfer;

          (ii) the Issuer shall have delivered to the Trustee an Opinion of Counsel of the Issuer or the transferring or transferee Noteholder, dated as of the Transfer Date, to the effect that the transfer of such Notes of such Series (A) does not violate the Act, (B) will not result in the Issuer becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

          (iii) the Issuer shall have delivered to the Trustee a Tax Opinion from counsel of the Issuer or the transferring or transferee Noteholder, dated as of the Transfer Date, with respect to such transfer;

          (iv) the Issuer shall have delivered to the Trustee copies of the Investor Letters executed by each such transferee of a Note; and

          (v) the Issuer shall have satisfied such other conditions to the transfer thereof as may be specified in any Supplement.

Notwithstanding anything contained herein or in any Supplement to the contrary, no Notes may be transferred to (x) any Person that is not a "qualified purchaser" under the Investment Company Act or (y) any Person in respect of which the purchase or holding thereof would constitute a "prohibited transaction" under ERISA or Section 4975 of the Internal Revenue Code, and, in each of the cases in clauses (x) and (y), each prospective transferee shall be required to represent and warrant that it is not such a Person prior to the transfer of any such Note to it and to the extent any such representation and warranty is incorrect such transfer shall be rescinded and deemed not to have occurred; provided that the Trustee shall have no duty to perform any independent investigation with respect to any representation or warranty by a prospective purchaser as to the matters set forth in clauses (x) and (y).

Upon satisfaction of the above conditions, the Trustee shall authenticate and deliver the Notes so transferred to the Persons so designated in the written order of transfer (and shall destroy the earlier Notes surrendered to it for transfer) and shall notify and register such transfer with the Note Registrar and Transfer Agent.



                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE ISSUER

     SECTION 7.01. Obligations Not Assignable. The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder.

     SECTION 7.02. Limitations on Liability. None of the members, managers, officers, employees, agents, or holders of limited liability company interests of or in the Issuer, past, present or future, shall be under any liability to the Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Issuer, this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, solely the limited liability company obligations of the Issuer. The Issuer and any member, manager, officer, employee, agent, or holder of a limited liability company interest of or in the Issuer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Issuer or any Affiliate thereof) respecting any matters arising hereunder.

     SECTION 7.03. Indemnification by the Issuer. The Issuer hereby agrees to indemnify the Trustee (in its individual and trust capacities), the Noteholders for any Series, the Series Enhancer for any Series and such other Persons as may be named as indemnified parties in the Supplement for any Series from and against such claims, losses and liabilities as may be specified in the applicable Supplement, and subject to such limitations as may be set forth therein.

                                  ARTICLE VIII

            OTHER MATTERS RELATING TO THE APPLICABLE MASTER SERVICERS

     SECTION 8.01. Liability of Each Applicable Master Servicer. Each Applicable Master Servicer shall be liable under this Agreement and the applicable Supplements for the Series for which such Person acts as Master Servicer only to the extent of the obligations specifically undertaken by it in its capacity as Master Servicer with respect to such Series.

     SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, any Applicable Master Servicer. No Master Servicer shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

     (a) (i) the Person formed by such consolidation or into which such Master

Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of such Master Servicer substantially as an entirety shall be, if such Master Servicer is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of such Master Servicer hereunder and under the Supplements for each of the Series for which such Person shall act as Master Servicer; (ii) if such Master Servicer is an Affiliated Entity, the surviving entity of such merger or conveyance or transfer of property and assets is a consolidated subsidiary of Wentworth; and (iii) such Master Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Trustee and stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with;

     (b) each Rating Agency rating any Series for which such Master Servicer shall act in such capacity shall have notified the Issuer, such Master Servicer and the Trustee, in writing, that such merger or consolidation or conveyance or transfer, as the case may be, will not result in a reduction or withdrawal of the rating of any such outstanding Series or Class of such Series; and

     (c) the corporation, limited partnership or limited liability company formed by such consolidation or into which such Master Servicer is merged or which acquires by conveyance or transfer the properties and assets of such Master Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Series Receivables for each Series of Notes for which such Master Servicer shall act in such capacity, except to the extent the failure to have any such license does not have, and could not reasonably be expected to have, a material adverse effect on its ability to perform the obligations of Master Servicer hereunder and under any applicable Supplement.

     SECTION 8.03. Limitations on Liability. None of the members, managers, officers, directors, partners, employees, agents, shareholders, or holders of limited liability company interests, as applicable, of or in any Master Servicer, past, present or future, shall be under any liability to the Issuer, the Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to any such Master Servicer, this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, solely the corporate, partnership or limited liability company, as applicable, obligations of such Master Servicer. Each Master Servicer and any member, manager, officer, director, partner, employee, agent, shareholder or holder of limited liability company interest of or in such Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than any Affiliate thereof) respecting any matters arising hereunder. No Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Master Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.

     SECTION 8.04. Indemnification by Master Servicers. Each Master Servicer, if an Affiliated Entity, hereby agrees to indemnify the Trustee (in its individual and trust capacities), the Issuer, the Noteholders for any Series, the Series Enhancer for any Series and such other Persons as may be named as indemnified parties in the Supplement for any Series against such claims, losses and liabilities as may be specified in Section 11.04(b) or in the applicable Supplement, and subject to such limitations (if any) as may be set forth herein or therein.

     SECTION 8.05. Master Servicer Not to Resign. No Master Servicer shall resign from the obligations and duties imposed on it hereby and under any applicable Supplement except upon determination that (a) its performance of its duties hereunder and thereunder is no longer permissible under applicable law and (b) there is no reasonable action which such Master Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel who is not an employee of such Master Servicer or any Affiliate of such Master Servicer with respect to clause (a) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Master Servicer in accordance with Section 10.02 hereof. If within 60 days of the date of the determination that such Master Servicer may no longer act as a Master Servicer hereunder for any reason the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder with respect to those Series for which such resigning Master Servicer acted in such capacity. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Master Servicer (other than the Trustee) as the Successor Servicer with respect to such Series hereunder.

     SECTION 8.06. Examination of Records. Each Master Servicer shall indicate in its records that the Issuer has granted to the Trustee, for the benefit of the Noteholders of the applicable Series secured thereby, a security interest in the Series Receivables and other Series Pledged Assets for the Series for which it acts in such capacity, pursuant to this Agreement and each applicable Supplement.

                                   ARTICLE IX


                                EVENTS OF DEFAULT

     SECTION 9.01. Events of Default. If any one of the following events shall occur:

     (a) an Insolvency Event shall occur with respect to the Issuer, the Company or the Seller; or

     (b) the Issuer shall become subject to the registration requirements of the Investment Company Act; or

     (c) with respect to any Series, any Series Event of Default set forth in the related Supplement;

then,  subject to applicable  law, in the case of any event  described in clause
(a) or (b), an Event of Default shall occur with respect to all outstanding Series without any notice or other action on the part of the Trustee or the Noteholders immediately upon the occurrence of such event, and in the case of any Series Event of Default, such Series Event of Default shall give rise to a Event of Default only for such Series and the applicable Supplement shall set forth provisions which shall determine whether such Series Event of Default shall constitute an Event of Default for such Series.

     The Trustee, upon learning of the occurrence of any event described in clause (a) or (b) or of any Series Event of Default, shall promptly notify each Series Enhancer and each Rating Agency for any Series affected thereby.

     SECTION 9.02. Additional Rights Upon the Occurrence of any Event of Default. Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies under this Agreement, any applicable Supplement or otherwise and all other rights and remedies provided under the UCC of all applicable jurisdictions and other applicable laws (which rights shall be cumulative):

     (a) Each of the Applicable Master Servicers, at the direction of the Trustee, and the Trustee may, and shall upon the direction of the Majority Control Parties, in the case of an Event of Default described in Section 9.01(a) or (b), or the Majority Noteholders for any such affected Series, in the case of an Event of Default described in Section 9.01(c), exercise any and all rights and remedies of the Issuer under or in connection with the Issuer Purchase Agreement, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, the Issuer Purchase Agreement or the Seller Purchase Agreement to the extent assigned to it under the Issuer Purchase Agreement.

     (b) Upon the occurrence of an Event of Default described in Section 9.01

(a) or (b), all amounts owing under the Notes of all outstanding Series shall automatically become due and payable without any action or notice on the part of the Noteholders or the Trustee. Subject to the terms of each applicable Supplement, upon the occurrence and during the continuance of an Event of Default described in Section 9.01(c), the Trustee, at the direction of the applicable Control Party for each such Series, may declare all amounts owing under the Notes of such Series to be immediately due and payable. Subject to the limitations thereon set forth in any applicable Supplement for any Series in respect of which such amounts have been so declared immediately due and payable, the Trustee, at the direction of the Control Parties for each affected Series, shall, or shall cause the Applicable Master Servicers to, foreclose upon (to the extent the Transfers hereunder are not deemed to be sales and/or absolute transfers) and/or sell the Series Pledged Assets for any such affected Series for the benefit of the Noteholders of such Series and apply such monies in accordance with the terms of the applicable Supplement for such Series.

     (c) The Trustee shall have any other additional rights with respect to any particular Series and/or Series Pledged Assets as shall be set forth in the Supplement relating thereto.

     SECTION 9.03. Certain Specific Rights Upon the Occurrence of an Insolvency Event. If an Insolvency Event with respect to the Issuer occurs, all rights hereunder or under any Supplement to transfer, substitute or exchange any Receivables included in the Pledged Assets shall cease, and the Issuer shall promptly give notice to the Trustee, who shall promptly forward such notice to the Noteholders, the Series Enhancers and each Master Servicer of such event.

                                    ARTICLE X

                                SERVICER DEFAULTS

     SECTION 10.01. Servicer Defaults. Upon the occurrence of a Servicer Default with respect to any Series, and for so long as such Servicer Default shall not have been remedied or waived, the Trustee, at the direction of the Majority Noteholders of such Series, by notice then given in writing to the Applicable Master Servicer (such notice being a "Termination Notice"), shall terminate all but not less than all of the rights and obligations of such Applicable Master Servicer as servicer under this Agreement and any related Supplement with respect to each such Series with respect to which such notice was so given. The Trustee shall not be deemed to have knowledge of a Servicer Default with respect to any Series until a Responsible Officer has received written notice thereof.

     After receipt by any Applicable Master Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of such Master Servicer under this Agreement and any Supplements for any Series for which such Person acts as Master Servicer shall pass to and be vested in such

Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of such Master Servicer to cooperate) to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Each Master Servicer hereby agrees to cooperate, at its expense (other than with respect to out-of-pocket costs and expenses payable to third parties (other than Affiliated Entities or their Affiliates or employees), which amounts shall be reimbursed by the Successor Servicer), with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of such Master Servicer to conduct servicing hereunder and under the applicable Supplements, including, without limitation, the transfer to such Successor Servicer of all authority of such Master Servicer to service the Receivables as provided under this Agreement and under the applicable Supplements, including all authority over all Collections which shall on the date of such Service Transfer be held by such Master Servicer for deposit to any Lock-Box Account, the Master Collection Account, any Series Collection Account, any Series Payment Account, the Trustee's Account or the Issuer's Account, for payment to any Claimant in respect of any Split Payment, or which have been deposited by such Master Servicer to any Lock-Box Account, the Collection Account, any Series Collection Account, any Series Payment Account, or any other account, or which shall thereafter be received with respect to the Receivables, and (ii) assisting the successor servicer. Such Master Servicer shall, at its expense (other than with respect to out-of-pocket costs and expenses payable to third parties (other than Affiliated Entities or their Affiliates or employees), which amounts shall be reimbursed by the Successor Servicer), as soon as practicable, and in any event within three Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and disks, which evidence the affected Series Receivables and the other Series Pledged Assets, and which are necessary or desirable to collect the affected Series Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables and Split Payments in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

     SECTION 10.02. Trustee to Act; Appointment of Successor. (a) On and after the receipt by any Master Servicer for any Series of a Termination Notice pursuant to Section 10.01 or upon a resignation by any such Master Servicer pursuant to Section 8.05, such Master Servicer shall continue to perform all servicing functions under this Agreement and the applicable Supplement, until
(i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until a date mutually agreed upon by such Master Servicer and the Trustee, and
(ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Master Servicer pursuant to this Section 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Master Servicer (which, unless the Back-up Servicer has given notice to the Trustee that it shall be unable to perform such services or the Back-up Servicing Agreement shall have previously been terminated, shall be the Back-up Servicer) as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee (which such notice, in the case of the Back-up Servicer, shall be given by the Back-up Servicer within two Business Days after any such notice of appointment as required pursuant to the Back-up Servicing Agreement). In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or at the time when such terminated or resigning Master Servicer ceases to act as a Master Servicer hereunder, the Trustee without further action shall automatically be appointed the Successor Servicer with respect to those Series for which such terminated or resigning Master Servicer acted in such capacity. Subsequent to such appointment, the Trustee may cease to act as the Master Servicer with respect to such Series provided that another Successor Servicer is appointed therefor in accordance with and subject to the terms of this Agreement. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Master Servicer (other than the Trustee) as the Successor Servicer hereunder with respect to such Series.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the terminated or resigning Master Servicer with respect to servicing functions for those Series formerly serviced by such terminated or resigning Master Servicer under this Agreement and each related Supplement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof accruing from and after the effective date of such appointment. Form and after such appointment, all references in this Agreement and any such related Supplement to the Master Servicer or the Applicable Master Servicer for such Series shall be deemed to refer to such Successor Servicer.

     (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Master Servicers and shall be permitted to appoint any Eligible Master Servicer submitting such a bid as a Successor Servicer (other than the Back-up Servicer) for servicing compensation not in excess of the applicable Master Servicing Fee for such affected Series; it being understood and agreed that the appointment of the Back-up Servicer as Successor Servicer with respect to any Series is not subject to the condition set forth in this clause (c) and that the Back-up Servicer shall be entitled to receive such fee for such services as shall be set forth in the Back-up Servicing Agreement; and it being further understood and agreed that if no Successor Servicer (other than the Back-up Servicer) will perform such services for an amount less than the applicable Master Servicing Fee for such Series, then the Trustee shall be permitted to appoint an Eligible Master Servicer reasonably acceptable to the Trustee and the Issuer submitting the lowest bid as among all such acceptable Eligible Master Servicers.

     (d) All authority and power granted to the Successor Servicer under this Agreement with respect to any Series shall automatically terminate upon the earliest of (x) the satisfaction and discharge of this Indenture and (y) the payment in full in cash of all amounts owing to any Persons (other than the Affiliated Entities) hereunder and the related Supplement, and shall pass to and be vested in the Issuer (or its designee) (subject to the proviso to Section 12.01) and, without limitation, the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Issuer (or its designee) in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to such Series Receivables to the Issuer (or its designee) in such electronic form as the Issuer (or its designee) may reasonably request and shall transfer all other records, correspondence and documents to the Issuer (or its designee) in the manner and at such times as the Issuer (or its designee) shall reasonably request.

     SECTION 10.03. Notification to Noteholders. Promptly and in any event within one Business Day after the Issuer or a Master Servicer becomes aware of any Servicer Default with respect to any Master Servicer for any Series, the Issuer or such Master Servicer, as applicable, shall give written notice thereof to a Responsible Officer of the Trustee, and the Trustee shall deliver a copy of such notice to the affected Noteholders and each affected Series Enhancer. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Issuer, the affected Noteholders, each affected Series Enhancer and each Rating Agency then rating any outstanding Series or Class of Notes.

                                   ARTICLE XI

                                   THE TRUSTEE

     SECTION 11.01. Duties of Trustee. (a) The Trustee, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Supplements. If and to the extent the Trustee is required to act as a Successor Servicer with respect to any Series, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and any applicable Supplement, and use the same degree of care and skill in their exercise, as set forth herein for each Master Servicer, but in no event shall the Trustee be required to exercise greater care and skill in their exercise than as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Noteholders of any affected Series of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any applicable Supplement discovered by the Trustee.

     (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Control Parties, any Control Party or the Majority Noteholders of a Series (to the extent the Trustee is authorized or directed to rely on the directions of any such constituency) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any applicable Supplement; and

          (iii) the Trustee shall not be charged with knowledge of any failure by any Master Servicer to comply with the obligations of such Person referred to in Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or a Responsible Officer of the Trustee receives written notice of such failure.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds and/or adequate indemnity (and, to the extent requested by the Trustee, advancement of funds) against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of any Master Servicer under this Agreement or any applicable Supplement except during such time and only in respect of such

Series, if any, as the Trustee shall be a Successor Servicer to, and be vested with the rights, duties, powers and privileges of, a Successor Servicer in accordance with the terms of this Agreement.

     (e) Except for actions expressly authorized by this Agreement or any applicable Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trustee or the Noteholders in any Pledged Asset now existing or hereafter created or the value of any Pledged Asset now existing or hereafter created.

     (f) Except as expressly provided in this Agreement or any applicable Supplement, the Trustee shall have no right (i) to release its lien (for the benefit of the Noteholders) on any Series Pledged Assets, (ii) to accept any substitute obligation for any Series Pledged Asset (iii) to add any other investment, obligation or security for the benefit of any Series, or (iv) to withdraw any Series Pledged Asset.

     (g) In the event that the Paying Agent, the Authenticating Agent or the Note Registrar and Transfer Agent (in each case, if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent, the Authenticating Agent or the Note Registrar and Transfer Agent, as the case may be, under this Agreement or under any Supplement, the Trustee shall be obligated, promptly upon the obtaining of actual knowledge thereof by a Responsible Officer of the Trustee, to perform such obligation, duty or agreement in the manner so required.

     (h) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

     SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

     (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any applicable Supplement by the proper party or parties;

     (b) the Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;


     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Noteholders (or any constituent portion thereof authorized to give any such directions to the Trustee), pursuant to the provisions of this Agreement or any Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default with respect to any Series (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any applicable Supplement;

     (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document, unless requested in writing so to do by the Control Party of any affected Series;

     (f) the Trustee may execute any of its powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent (including, without limitation, any Master Servicer, the Back-up Servicer or Successor Servicer), attorney or custodian appointed by the Issuer or appointed with due care by it hereunder;

     (g) except as may be required by Section 11.01(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Issuer for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose;

     (h) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of any of the Master Servicers (except as otherwise expressly provided in this Agreement) or act as a guarantor of any Master Servicer's performance;

     (i) the Trustee in its individual capacity or otherwise may engage in any business, lending or other transactions or activities in the ordinary course of its business with any of the Affiliated Entities, and shall be entitled to exercise all of its rights, powers and remedies in connection therewith to the same extent as if the Trustee were not acting as the Trustee hereunder and without any duty to account to the Noteholders therefor; and

     (j) any reference in this Agreement or any Supplement to the knowledge of the Trustee with regard to any matter shall be construed to mean the actual knowledge of any Responsible Officer of the Trustee's corporate trust department with respect to such matter.

     SECTION 11.03. Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in any Supplement and/or in the Notes (other than the certificate of authentication on the Notes). Except as set forth in Section 11.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Notes (other than the certificate of authentication on the Notes) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes, or for the use or application of any proceeds of the Notes paid to the Issuer in respect of the Notes, the Receivables or deposited in or withdrawn from any Lock-Box Account, the Master Collection Account, any Series Collection Account, any Series Payment Account, the Issuer's Account, the Trustee's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and any applicable Supplement. Without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for the content or adequacy of the preliminary private placement memorandum or any other offering document.

     SECTION 11.04. Compensation; Trustee's Expenses. (a) As full compensation for its services hereunder with respect to any Series, the Trustee shall be entitled to receive, solely out of Collections of Pledged Assets of such Series and, to the extent provided in the Supplement for such Series, any available Series Enhancement for such Series and subject to the priority of payments set forth in any such Supplement, the fees separately agreed between the Issuer and the Trustee by separate letter agreements for each such Series.

     (b) Expenses. Each of the Applicable Master Servicer for any Series and the Issuer, will pay or reimburse the Trustee upon its request, for and will within 30 days of demand and submission of evidence of such expenses or other liabilities, indemnify and hold the Trustee harmless against, all reasonable out-of-pocket expenses, disbursements, costs, demands, claims, liabilities and advances incurred or made by or against the Trustee in respect of such Series in accordance with any of the provisions of this Agreement or the applicable Supplement or in connection with any amendment hereto (including, in all such cases, the reasonable fees and expenses of its agents, any co-Trustee and counsel), except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith and except as provided in the following sentence; it being agreed that any such expenses allocable to one or more Series shall be divided among all such Series pro rata based on the respective original Aggregate Principal Balances of the Notes of each such Series. If the Trustee is appointed Successor Servicer pursuant to Section

10.02, the provision of this Section 11.04 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer all of which shall be payable from the Master Servicing Fee for the affected Series. The terms of this Section 11.04 shall survive the termination of this Agreement. If the Trustee is named as a defendant in any litigation or other proceedings which the Master Servicers and the Issuer would have indemnification obligations hereunder, the Trustee shall promptly notify the Master Servicers and the Issuer of the same and afford them an opportunity to participate in, and (at their expense) direct the conduct of, any such proceedings. No settlement of any such proceedings shall be agreed by the Trustee without the consent (which shall not be unreasonably withheld) of the indemnifying parties.

     SECTION 11.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Institution. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be an Eligible Institution in accordance with the provisions of this Section 11.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.06.

     SECTION 11.06. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Issuer, the Noteholders, each Master Servicer and each Rating Agency then rating any outstanding Series or Class of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee acceptable to the Control Party for each Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be an Eligible Institution in accordance with Section 11.05 hereof and shall fail to resign after written request therefor by any Master Servicer, the Issuer or any Control Party, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver or a trustee for it or for its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then any Master Servicer or the Issuer may (or, at the direction of any Control Party, shall) remove the Trustee and promptly appoint a successor trustee acceptable to the Majority Control Parties by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.06 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.07 hereof.

     SECTION 11.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.06 shall execute, acknowledge and deliver to the Issuer, to each Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this
Section 11.07 unless at the time of such acceptance such successor trustee shall be an Eligible Institution in accordance with Section 11.05 hereof and concurrently therewith such successor trustee would accept appointment as the Collateral Trustee under the Intercreditor Agreement.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.07, such successor trustee shall mail notice of such succession hereunder to all Noteholders.

     SECTION 11.08. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be an Eligible Institution in accordance with Section 11.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.09. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Pledged Assets may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Pledged Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Pledged Assets, or any part thereof, and, subject to the other provisions of this Section 11.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.05 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.07 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to any affected Master Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


     SECTION 11.10. Tax Returns. The Issuer, based on the information provided to it by each Applicable Master Servicer in accordance with the related Supplements shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders of each separate Series and shall deliver such information to the Trustee at least ten (10) Business Days prior to the date it is required by law to be distributed to such Noteholders. The Trustee, upon written request, will furnish the Issuer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Issuer.

     SECTION 11.11. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

     SECTION 11.12. Suits for Enforcement. (a) If a Servicer Default with respect to any Series shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.13, proceed to protect and enforce its rights and the rights of the Noteholders of such Series under this Agreement and the related Supplement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or such related Supplement or in aid of the execution of any power granted in this Agreement or such related Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or such Noteholders.

     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder of such Series any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such Series or the rights of any Noteholder of such Series, or to authorize the Trustee to vote in respect of the claim of any Noteholder of such Series in any such proceeding.

     SECTION 11.13. Rights of Noteholders to Direct Trustee. The Trustee will perform its duties as Trustee hereunder and under each Supplement (including, without limitation, the exercise of any trust, power or remedy conferred on or available to the Trustee hereunder and under each Supplement) at the direction of the Majority Control Parties or, if any such duties, trusts, powers or remedies relate to less than all then outstanding Series jointly, then with respect to the exercise of such duties, powers, trusts or remedies with respect to each Series, at the direction of the Majority Noteholders of such Series; provided, however, that if any provision of this Agreement or any Supplement imposes a duty on the Trustee and requires the approval or other action of Noteholders of a Series holding a specified percentage of the Aggregate Principal Balance of such Series or Classes thereof, then the Trustee shall perform such duty with respect to such Series or Class thereof only at the direction of the same percentage of Noteholders as is specified in such provision; provided further, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and, provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of any such constituency of Noteholders.

     SECTION 11.14. Representations and Warranties of Trustee. The Trustee represents and warrants as of the date hereof and as of the Series Closing Date for each Series that:

     (a) the Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States;

     (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

     (c) each of this Agreement and each Supplement has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     SECTION 11.15. Maintenance of Office or Agency. The Trustee will maintain at its expense in Wilmington, Delaware, or Philadelphia, Pennsylvania, an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Notes and this Agreement may be served. The Trustee initially designates an office in care of PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801 as such office. The Trustee will give prompt written notice to each Master Servicer and to Noteholders of any change in the location of the Note Register or any such office or agency.


     SECTION 11.16. Trustee May Own Notes. The Trustee in its individual or any other capacity may become the Holder or beneficial owner of any Note with the same rights as it would have if it were not the Trustee hereunder.

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

     SECTION 12.01. Satisfaction and Discharge of the Indenture. The Indenture and the respective obligations and responsibilities of the Issuer, the Master Servicers and the Trustee created hereby (other than the obligation of the Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04, 11.04, 12.02(b), 13.11 and 13.14 upon the earlier to occur of (i) at the option of the Issuer exercisable by an Order to the Trustee to such effect, any day following the Collection Date of the last outstanding Series, and (ii) such earlier time as all outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 6.02) to the Trustee for cancellation and the Issuer shall have paid all sums hereunder and under the Notes; provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and the Indenture and such obligations shall be deemed to be in full force and effect.

     SECTION 12.02. Final Distribution. (a) The Issuer shall give the Trustee, each Noteholder and each Series Enhancer at least twenty days' prior written notice of the date on which (i) the Indenture is expected to be satisfied and discharged in accordance with Section 12.01 and (ii) the final payment on the Notes will be made. Not later than five Business Days after the Trustee shall receive such notice, the Trustee shall mail notice to the Noteholders specifying
(w) the date upon which such final payment will be made, (x) the amount of any such final payment, (y) if applicable, that the Payment Date otherwise applicable to such final payment is not applicable and (z) that following such payment, all outstanding Notes shall be deemed canceled. The Trustee shall give such notice to the Note Registrar and Transfer Agent and the Paying Agent at the time such notice is given to the Noteholders.

     (b) Notwithstanding the Issuer's delivery to the Trustee, or the Trustee's delivery to the Noteholders, of the notices required under Section 12.02(a), all funds then on deposit in the Master Collection Account (or any sub-account thereof, including any Series Collection Account), any Series Collection Account, any Series Payment Account or the Trustee's Account shall continue to be held in trust for the benefit of the applicable Noteholders and Series Enhancers, and the Paying Agent or the Trustee shall pay such funds to such

Noteholders and to all other applicable parties on the date specified in such notice, subject to the priorities set forth in the applicable Supplement (as if such distribution occurred on an applicable Payment Date).

     SECTION 12.03. Release of Liens. Upon payment of all amounts due under the Notes of any Series and all unpaid fees and expenses of the Trustee, the Trustee, at the written request of the Issuer, shall release (and shall, at the expense of the Issuer, execute and deliver to the Issuer all necessary UCC releases and other releases in respect thereof) the Series Pledged Assets securing such Notes from the lien of the Trustee effected pursuant to the Granting Clause hereof and pursuant to the applicable Supplement.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     SECTION 13.01. Amendment; Waiver of Default Events.

     (a) Supplements and Amendments to Indenture Without Consent of Noteholders. This Agreement may be amended from time to time by each Master Servicer (to the extent such consent is required in accordance with the final proviso of this sentence), the Issuer and the Trustee to:

          (1) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or, provided that such action shall not adversely affect the interests of any Noteholder (other than an Affiliated Entity) or any Series Enhancer; or

          (2) comply with the requirements of the Securities Exchange Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act if and to the extent such compliance is required by applicable law;

and provided, further, that the Master Servicers' consent shall not be required with respect to any such amendment which does not modify any of their respective obligations, duties, rights or benefits hereunder or under any of the other Operative Documents. The Trustee may request an Officer's Certificate from the Issuer and an Opinion of Counsel from outside counsel of the Issuer, in each case, with respect to an amendment entered into pursuant to this Section 13.01(a) concerning the effect of any such action.

     (b) Supplements and Amendments to Indenture With Consent of Noteholders and/or Control Party. This Agreement may be amended or any term or provision thereof waived from time to time by each Master Servicer (to the extent such consent to any such amendment would be required pursuant to the first sentence of Section 13.01(a)), the Issuer and the Trustee, with the consent of the Control Party for each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment or waiver shall (i) reduce in any manner the amount of, or delay the timing of, allocations, payments or distributions to be made to any Noteholder without the consent of such Noteholder and the Series Enhancer in respect of the relevant Notes, (ii) change the definition of or the manner of calculating the Noteholders' Interest or any Noteholder's interest therein without the consent of each affected Noteholder and each Series Enhancer in respect of the relevant Notes, (iii) modify the foregoing consent requirements with respect to any amendment or waiver so as to eliminate the requirement that the Control Party for each adversely affected Series shall have consented to such amendment without the consent of each affected Noteholder and each Series Enhancer in respect of the relevant Notes or
(iv) cause any adverse tax effect for any Noteholder without the consent of each affected Noteholder and each Series Enhancer in respect of the relevant Notes. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise. The Trustee shall request an Officer's Certificate and an Opinion of Counsel with respect to an amendment entered into pursuant to this Section 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for any Affiliated Entity), addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Noteholder (other than an Affiliated Entity) of or the Series Enhancer for such Series.

     (c) Notwithstanding anything to the contrary in Sections 13.01(a) and 13.01(b), neither this Agreement nor any Supplement shall be amended in violation of any restrictions or limitations set forth in any Supplement.

     (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or a copy of such amendment to each Noteholder, Series Enhancer and, to the extent the Master Servicers were not parties thereto, each Master Servicer.

     (e) It shall not be necessary for the consent of Noteholders or any Series Enhancer under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (f) Any Supplement executed in accordance with the provisions of Section
6.09 shall not be considered an amendment to this Agreement for the purposes of this Section.


     (g) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel of outside counsel to the Issuer stating that the execution of such amendment is authorized or permitted by this Agreement or the applicable Supplement, as the case may be. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

     SECTION 13.02. Protection of Right, Title and Interest to Pledged Assets.
(a) The Issuer and the Applicable Master Servicers shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Issuer's ownership and the Trustee's security interest, for the benefit of the Noteholders, in and to the Pledged Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Issuer, the Noteholders of each Series entitled thereto and the Trustee hereunder in and to all Pledged Assets. Each Applicable Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, each document recorded, registered or filed by it as required above, promptly following such recording, registration or filing. The Issuer shall cooperate fully with the Master Servicers in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of Section 13.02(a).

     (b) Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Pledged Assets created hereunder or under any Supplement, the Issuer shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer's ownership interest and the Trustee's security interest, for the benefit of the Noteholders, Trustee's interest in the Pledged Assets and the proceeds thereof contemplated by Section 2.01 hereof.

     (c) The Issuer and each Master Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables (or any portion thereof) or keeps records concerning the Receivables (or any portion thereof) or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer's ownership interest and the Trustee's security interest, for the benefit of the Noteholders, in the Receivables (or any portion thereof) and the other Pledged Assets (or any portion thereof) and the proceeds thereof contemplated by Section 2.01 hereof. The Issuer and each Master Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States of America.

     (d) Notwithstanding anything contained herein to the contrary, neither the Company, the Seller, nor the Issuer shall be required to file assignments in favor of the Issuer and the Trustee, respectively, with respect to the UCC financing statements filed by the Company against each of the Claimants in connection with the respective Settlement Purchase Agreements, but the Issuer hereby covenants to file, or cause the Company and the Seller to file, continuation statements thereof as and when necessary to maintain the effectiveness of such statements; it being understood and agreed that neither the Company, the Seller nor the Issuer shall have any duty to monitor the continued effectiveness of the financing statements originally filed against such Claimants (other than with respect to the lapse thereof due to time).

     SECTION 13.03. Limitation on Rights of Noteholders. (a) [Reserved].

     (b) No Noteholder or Series Enhancer shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Supplement, unless such Noteholder or Series Enhancer previously shall have made, and unless a majority of the Control Parties effected thereby (which, if such action, suit or proceeding relates to this Agreement, shall be deemed to be all Control Parties) shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Noteholder with every other Noteholder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Supplement to affect, disturb or prejudice the rights of the holders of any of the Notes, or to obtain or seek to obtain priority over or preference to any such Noteholder, or to enforce any right under this Agreement or any Supplement, except in the manner herein and therein provided and for the equal, ratable and common benefit of all Noteholders of the Series or Classes affected thereby. For the protection and enforcement of the provisions of this Section 13.03, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process.
(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     (b) Jurisdiction. Each of the parties hereto and to each Supplement hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto and to each Supplement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Consent to Service of Process. Each party to this Agreement and to each Supplement irrevocably consents to service of process in the manner provided for notices in Section 13.05. Nothing in this Agreement will affect the right of any party to this Agreement or to any Supplement to serve process in any other manner permitted by law.

     SECTION 13.05. Notices; Payments. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given (x) upon delivery, if personally delivered, (y) three Business Days after being deposited in the mails, postage paid, if mailed by registered mail, return receipt requested, or (z) one Business Day after being sent for next Business Day delivery by national overnight courier service, in each case, to (i) in the case of the Issuer, 15th and Ranstead Streets, Philadelphia, Pennsylvania 19102, Attention: Gary Veloric, (ii) in the case of the Applicable Master Servicer (if the Master Servicer is the Initial Master Servicer) 15th and Ranstead Streets, Philadelphia, Pennsylvania 19102, (iii) in the case of the Trustee, c/o PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801, Attention: Corporate Trust Department, with a copy to 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103; and (iv) in the case of the Paying Agent or the Note Registrar and Transfer Agent, PNC Bank, National Association, c/o PNC Bank, Delaware, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801,
Attention: Corporate Trust Department with a copy to 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103; and (v) in the case of any Series Enhancer or applicable Rating Agency with respect to any Series, the address for such Series Enhancer or Rating Agency specified in the relevant Supplement; or, as to each party, such other address as shall be designated by such party in a written notice to each other party. If the Applicable Master Servicer is not the Initial Master Servicer, notices shall be given to the Applicable Master Servicer at the address designated by it, to the Initial Master Servicer.

     (b) Any Notice required or permitted to be mailed to a Noteholder shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     SECTION 13.06. Assignment of the Issuer Purchase Agreement; Substitution Under the Powers of Attorney. (a) In order to secure, equally and ratably, and without prejudice, priority and distinction, the payment of the Issuer's obligations to the Noteholders hereunder and pursuant to each Supplement, the Issuer hereby grants to the Trustee, for the benefit of the Noteholders and the Series Enhancers, a security interest in all of the Issuer's right and title to and interest in the Issuer Purchase Agreement and the Seller Purchase Agreement. The Trustee shall have the right to exercise and enforce, or to direct the Issuer to exercise and enforce, for the benefit of the Noteholders (or any of them) and the Series Enhancers (or any of them) the Issuer's rights and remedies under the Issuer Purchase Agreement and the Seller Purchase Agreement (including, without limitation, the right to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to the Settlement Purchase Agreements), upon the failure of the Issuer to do so, but in no event shall there be any obligation on the part of the Trustee, any Noteholder, any Series Enhancer or any of their respective Affiliates to perform any of the obligations of the Issuer under the Issuer Purchase Agreement or under the Seller Purchase Agreement. The Trustee shall enforce or refrain from enforcing any of the Issuer's rights and remedies under the Issuer Purchase Agreement and the Seller Purchase Agreement to the extent so instructed by the Majority Control Parties.

     (b) The Issuer also hereby substitutes the Trustee in place of the Issuer under the Power of Attorney in accordance with the power of substitution provided in each of the Powers of Attorney whereupon the Trustee shall have all of the Issuer's rights, title, interests and powers under each such Power of Attorney.

     (c) The grant to the Trustee of any security interest pursuant to this
Section 13.06 shall terminate upon the satisfaction and discharge of this Indenture in accordance with Section 12.01; provided, however, that the rights of the Trustee, the Noteholders and the Series Enhancers pursuant to such grant in clause (a) with respect to rights and remedies in connection with (i) any breach of any representation and warranty made by the Company pursuant thereto and (ii) the indemnification and payment provisions of Article VIII thereof shall, in each case, be continuing and survive any termina tion of such assignment.

     SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held to be invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Notes or rights of the Noteholders.

     SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein or any Supplement, (i) this Agreement may not be assigned by the Issuer, and (ii) except as provided in Section 8.02, this Agreement may not be assigned by the Master Servicer without the prior consent of the Control Parties for the Series for which such person acts in such capacity.

     SECTION 13.09. [Reserved].

     SECTION 13.10. Further Assurances. The Issuer and each Applicable Master Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement or any applicable Supplement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables (or any portion thereof) for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each Master Servicer, the Trustee, the Issuer and by its acceptance of a Note each Noteholder hereby agrees that it shall not, prior to the date which is one year and one day after the satisfaction and discharge of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer, the Seller or the Company to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer, the Seller or the Company under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer, the Seller or the Company or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer, the Seller or the Company.

     SECTION 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder or under any Supplement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or under any Supplement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein or in any Supplement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 13.13. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders of each Series, the Series Enhancers for each Series and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     SECTION 13.15. Actions by Noteholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.


     (b) Any Notice, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Applicable Master Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 13.18. [Reserved].

     SECTION 13.19. Tax and Usury Treatment. The Issuer, the Initial Master Servicer and the Trustee have entered into this Agreement, and the Notes will be issued to and acquired by the Noteholders, with the intention that, for federal, state and local income and franchise tax and usury law purposes, the Notes be treated as debt of the Issuer secured by the Pledged Assets, and the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. The Issuer, the Initial Master Servicer and the Trustee, by entering into this Agreement, and each Noteholder, by the acceptance of its Note, agree to treat and report the Notes as debt for federal, state and local income and franchise tax and usury law purposes, unless and until required to do otherwise by a relevant taxing or judicial authority.

     SECTION 13.20. Liability of the Issuer. Notwithstanding any provision to the contrary in this Agreement or any Supplement, indemnification payments and other amounts described herein as payable by the Issuer hereunder (including, without limitation, amounts payable pursuant to Section 7.03) shall be payable only from Available Issuer Funds (and, as a result, may be payable from any allocable Pledged Asset only if, to the extent that, and after such Pledged Asset shall have been distributed to the Issuer in accordance with the terms of the Agreement and the Supplements thereto). Unless and until sufficient Available Issuer Funds become available to pay any such amount in accordance with the immediately preceding sentence, such indemnification payments and other amounts shall not be due and payable until a year and a day after the Collection Date for the last then outstanding Series.

     SECTION 13.21. Offers to Purchase Notes. Each of Wentworth and the Issuer shall not, and Wentworth shall cause all of its subsidiaries not to, make any offers to purchase the Notes of any Series from any Noteholder without making the same offer to all Noteholders of such series on a pro rata basis.

     IN WITNESS WHEREOF, the Issuer, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                           J.G. WENTWORTH RECEIVABLES III LLC

                           By: J.G. Wentworth Receivables II LLC, as Designated
                               Manager

                           By: J.G. Wentworth S.S.C. Limited Partnership, as the
                               Designated Manager

                           By: J.G. Structured Settlement Funding
                               Corporation, as its General Partner


                          By:
                             -------------------------------------------
                               Name:
                               Title:


                          J.G. WENTWORTH & COMPANY, INC., as the Initial Master Servicer


                          By:
                             -------------------------------------------
                               Name:
                               Title:


                          PNC BANK, NATIONAL ASSOCIATION (not individually but solely in its capacity as Trustee)



                          By:
                             -------------------------------------------
                               Name:
                               Title: